Exhibit 99.1
THE MEN’S WEARHOUSE, INC.
401(k) SAVINGS PLAN
(As Amended and Restated
Effective April 1, 2007)

THE MEN’S WEARHOUSE, INC. 401(k) SAVINGS PLAN
(As Amended and Restated Effective April 1, 2007)
     THIS AGREEMENT adopted by The Men’s Wearhouse, Inc., a Texas corporation (the “Sponsor”),
W I T N E S S E T H:
     WHEREAS, effective February 1, 1978, the Sponsor previously established The Men’s Wearhouse, Inc. 401(k) Savings Plan (the “Plan”).
     WHEREAS, the Plan is intended to satisfy the requirements of sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”);
     WHEREAS, the Plan is intended to constitute a profit sharing plan for purposes of the Internal Revenue Code of 1986, as amended; and
     WHEREAS, the Sponsor desires to restate the Plan and to amend the Plan in several respects in connection with changes in matching contributions and vesting requirements under the Plan;
     NOW THEREFORE, the Plan is hereby restated in its entirety as follows with no interruption in time, effective as of April 1, 2007, except as otherwise indicated herein or as required by law:

TABLE OF CONTENTS

Section
ARTICLE I — DEFINITIONS

Account	1.01
Affiliated Employer	1.02
Annual Compensation	1.03
Annuity Starting Date	1.04
Applicable Distribution Period	1.05
Beneficiary or Beneficiaries	1.06
Board	1.07
Catch-up Eligible Member	1.08
Claimant	1.09
Code	1.10
Committee	1.11
Computation Period	1.12
Considered Compensation	1.13
Contribution	1.14
Direct Rollover	1.15
Disability	1.16
Distributee	1.17
Distribution Calendar Year	1.18
Eligibility Service	1.19
Eligible Retirement Plan	1.20
Eligible Rollover Distribution	1.21
Employee	1.22
Employer or Employers	1.23
ERISA	1.24
Final Section 401(a)(9) Regulations	1.25
Five Percent Owner	1.26
Forfeitable Interest	1.27
Highly Compensated Employee	1.28
Hour of Employment	1.29
Hour of Service	1.30
Leased Employee	1.31
Matched Salary Deferral Contribution	1.32
Maternity or Paternity Absence	1.33
Member	1.34
Nonforfeitable Interest	1.35
Non-Highly Compensated Employee	1.36
Normal Retirement Age	1.37
Period of Service	1.38
Period of Severance	1.39
Plan	1.40
Plan Year	1.41
Qualified Domestic Relations Order	1.42

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Section
Regulation	1.43
Required Beginning Date	1.44
Retirement Age	1.45
Rollover Contribution	1.46
Section 401(a)(9) Beneficiary	1.47
Separation From Service	1.48
Service	1.49
Severance From Service Date	1.50
Severs Service	1.51
Sponsor	1.52
Sponsor Stock	1.53
Spouse	1.54
Trust	1.55
Trustee	1.56
Valuation Date	1.57
Vesting Service	1.58

ARTICLE II — ELIGIBILITY

Eligibility Requirements	2.01
Early Participation for Rollover Purposes	2.02
Eligibility Upon Reemployment	2.03
Cessation of Participation	2.04
Recommencement of Participation	2.05

ARTICLE III — CONTRIBUTIONS

Salary Deferral Contributions	3.01
Catch-up Salary Deferral Contributions	3.02
Matching Contributions	3.03
Supplemental Contributions	3.04
Rollover Contributions and Plan-to-Plan Transfers	3.05
QNECS – Extraordinary Employer Contributions	3.06
Restorative Payments	3.07
Nondeductible Contributions Not Required	3.08
Form of Payment of Contributions	3.09
Deadline for Payment of Employer Contributions	3.10
Return of Contributions for Mistake, Disqualification or Disallowance of Deduction	3.11
Limitations on Contributions	3.12

ARTICLE IV — ALLOCATION AND VALUATION OF ACCOUNTS

Information Statements from Employer	4.01
Allocation of Salary Deferral Contribution	4.02
Allocation of Catch-up Salary Deferral Contribution	4.03
Allocation of Matching Contribution	4.04
Allocation of Supplemental Contribution	4.05
Allocation of QNEC	4.06

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Section
Allocation of Forfeitures	4.07
Valuation of Accounts	4.08
No Rights Unless Otherwise Prescribed	4.09

ARTICLE V — BENEFITS

Retirement Benefit	5.01
Death Benefit	5.02
Distribution Methods Available	5.03
Lump Sum Payment of Small Amounts Upon Separation From Service	5.04
Form of Payment	5.05
Direct Rollover Option	5.06
Required Distributions	5.07
Consent to Distributions Upon Separation From Service	5.08
Information Provided to Members	5.09
Designation of Beneficiary	5.10
Distributions to Incapacitated Person or Minor	5.11
Distributions Pursuant to Qualified Domestic Relations Orders	5.12
Claim Review Procedures; Claims Appeals Procedure	5.13

ARTICLE VI — IN-SERVICE DISTRIBUTIONS AND LOANS

In-Service Financial Hardship Distributions	6.01
In-Service Age 59 1/2 Distributions	6.02
In-Service Withdrawal of Rollover Contributions	6.03
Loans	6.04

ARTICLE VII — SERVICE

Eligibility Service	7.01
Special Maternity or Paternity Absence Rules	7.02
Vesting Service	7.03
One-Year Break in Vesting Service	7.04
Transfers	7.05
Employment Records Conclusive	7.06
Service Credit Required under Federal Law	7.07

ARTICLE VIII — VESTING OF ACCOUNTS

Member Accounts Other Than Current Matching Contribution Account and Supplemental Contribution Account	8.01
Current Matching Contribution Account and Supplemental Contribution Account	8.02

ARTICLE IX — FORFEITURE AND RESTORATIONS

Forfeiture on Termination of Participation	9.01
Restoration of Forfeited Amounts	9.02
Forfeitures by Lost Members or Beneficiaries	9.03

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Section
ARTICLE X — INVESTMENT ELECTIONS

Investment Funds Established	10.01
Election Procedures Established	10.02

ARTICLE XI— VOTING OF SPONSOR STOCK AND TENDER OFFERS

Voting of Sponsor Stock	11.01
Tender Offers	11.02
Shares Credited	11.03
Conversion	11.04
Named Fiduciary	11.05

ARTICLE XII — ADOPTION OF PLAN BY OTHER EMPLOYERS

Adoption Procedure	12.01
No Joint Venture Implied	12.02
All Trust Assets Available to Pay All Benefits	12.03
Qualification a Condition Precedent to Adoption and Continued Participation	12.04

ARTICLE XIII— AMENDMENT AND TERMINATION

Right to Amend and Limitations Thereon	13.01
Mandatory Amendments	13.02
Withdrawal of Employer	13.03
Termination of Plan	13.04
Partial or Complete Termination or Complete Discontinuance of Contributions	13.05

ARTICLE XIV— MISCELLANEOUS

Plan Not an Employment Contract	14.01
Benefits Provided Solely From Trust	14.02
Assignments Prohibited	14.03
Requirements Upon Merger or Consolidation of Plans	14.04
Gender of Words Used	14.05
Severability	14.06
Reemployed Veterans	14.07
Limitations on Legal Actions	14.08
Governing Law	14.09

APPENDIX A — LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS

APPENDIX B — TOP-HEAVY REQUIREMENTS

APPENDIX C — ADMINISTRATION OF THE PLAN

APPENDIX D — FUNDING

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ARTICLE I
DEFINITIONS
     The words and phrases defined in this Article shall have the meaning set out in the definition unless the context in which the word or phrase appears reasonably requires a broader, narrower or different meaning.
     1.01 “Account” means all ledger accounts pertaining to a Member which are maintained by the Committee to reflect the Member’s interest in the Trust. The Committee shall establish the following Accounts and any additional Accounts that the Committee considers necessary to reflect the entire interest of the Member in the Trust. Each of the Accounts listed below and any additional Accounts established by the Committee shall reflect the Contributions or amounts transferred to the Trust, if any, and the appreciation or depreciation of the assets in the Trust and the income earned or loss incurred on the assets in the Trust attributable to the Contributions and/or other amounts transferred to the Account.
     (a) Salary Deferral Contribution Account – the Member’s before-tax contributions, if any, made pursuant to Section 3.01.
     (b) Catch-up Salary Deferral Contribution Account – the Member’s before-tax contributions, if any, made pursuant to Section 3.02.
     (c) Matching Contribution Account – the Employer’s matching contributions, if any, made pursuant to Section 3.03. The Matching Contribution Account shall be subdivided into two component accounts, the “Prior Matching Contribution Account” consisting of Matching Contributions made prior to April 1, 2007, and the “Current Matching Contribution Account” consisting of Matching Contributions made on or after April 1, 2007.
     (d) Supplemental Contribution Account – the Employer’s contributions, if any, made on or after April 1, 2007 pursuant to Section 3.04.
     (e) QNEC Account – the Employer’s contributions, known as “qualified nonelective employer contributions”, made as a means of passing the actual deferral percentage test of section 401(k) of the Code or the actual contribution percentage test of section 401(m) of the Code.
     (f) Rollover Account – funds transferred from another qualified plan or individual retirement account for the benefit of a Member.
     1.02 “Affiliated Employer” means the Employer and any employer which is a member of the same controlled group of corporations within the meaning of section 414(b) of the Code or which is a trade or business (whether or not incorporated) which is under common control (within the meaning of section 414(c) of the Code), which is a member of an affiliated service group (within the meaning of section 414(m) of the Code) with the Employer, or which is required to be aggregated with the Employer under section 414(o) of the Code. For purposes of the limitation on allocations contained in Section A.4.1 of Appendix A, the definition of

Affiliated Employer is modified by substituting the phrase “more than 50 percent” in place of the phrase “at least 80 percent” each place the latter phrase appears in section 1563(a)(1) of the Code.
     1.03 “Annual Compensation” for a Plan Year or Limitation Year means the Employee’s wages paid during the Plan Year or Limitation Year by the Affiliated Employers as defined in section 3401(a) of the Code for purposes of federal income tax withholding at the source (but determined without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed) modified by including elective contributions under a cafeteria plan maintained by an Affiliated Employer that are excludable from the Employee’s gross income pursuant to section 125 of the Code, elective contributions under a qualified transportation fringe benefit plan maintained by an Affiliated Employer that are excludable from the Employee’s gross income pursuant to section 132(f)(4) of the Code and elective contributions made on behalf of the Employee to any plan maintained by an Affiliated Employer that is qualified under or governed by section 401(k), 408(k), 408(p), 457(b) or 403(b) of the Code, in each case, that would have been paid during the Plan Year or Limitation Year (as applicable) but for the Employee’s election. “Annual Compensation” shall not include amounts paid after an Employee’s Separation From Service unless the amounts (i) are paid (or would have been paid but for the Employee’s election under section 401(k), 403(b), 457(b), 408(k), 408(p), 132(f) or 125 of the Code) within two and one-half (2 1/2) months following the Employee’s Separation From Service, (ii) would, absent the Employee’s Separation From Service, have been paid to the Employee while the Employee continued in employment with an Affiliated Employer, and (iii) are regular compensation for services during the Employee’s regular working hours, compensation for services outside regular working hours (such as overtime and shift differential), commissions, bonuses, or similar compensation; and payments for accrued bona fide sick, vacation, or other leave, but only if the Employee would have been able to use the leave if his employment had continued. Except for purposes of Section A.4.1 of Appendix A of the Plan, Annual Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) shall be disregarded. The cost of living adjustment in effect for a calendar year applies to Annual Compensation for the Plan Year that begins within such calendar year. If the Plan Year is ever less than twelve (12) months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is twelve (12).
     1.04 “Annuity Starting Date” means the first day of the first period for which an amount is payable as an annuity, or in the case of a benefit payable in the form of a lump sum, the date on which the Trustee disburses the lump sum.
     1.05 “Applicable Distribution Period” means as follows:
     (a) Distributions During the Member’s or former Member’s Life. Up to and including the Distribution Calendar Year that includes the Member’s or former Member’s death, the “Applicable Distribution Period” is the Member’s or former Member’s life expectancy determined using the Uniform Lifetime Table in Regulation section 1.401(a)(9)-9 for his age as of his birthday in the relevant Distribution Calendar Year. However, if the Member’s or former Member’s sole Section 401(a)(9) Beneficiary for the entire Distribution Calendar Year is his Spouse, for distributions during his lifetime, his “Applicable Distribution Period” shall not be less than the joint life expectancy of him and his Spouse using his and his Spouse’s attained ages as of his and his Spouse’s birthdays in the Distribution Calendar Year.
     (b) Distributions after the Member’s or former Member’s Death. If a Member or former Member dies on or after his Required Beginning Date, the “Applicable Distribution Period” for Distribution Calendar Years after the Distribution Calendar Year containing the Member’s or former Member’s date of death is the longer of the remaining life expectancy of his Section 401(a)(9) Beneficiary (if any) determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the Section 401(a)(9) Beneficiary in the year following the year of the former Member’s death, reduced by one for each subsequent year) or the remaining life expectancy of the former Member determined in accordance with the Final Section 401(a)(9) Regulations (calculated by using the age of the former Member in the year of death, reduced by one for each subsequent year). However, if the former Member’s surviving Spouse is the former Member’s sole Section 401(a)(9) Beneficiary, the remaining life expectancy of the surviving Spouse is calculated for each Distribution Calendar Year after the year of the former Member’s death using the surviving Spouse’s age as the surviving Spouse’s birthday in that year; and for Distribution Calendar Years after the year of the surviving Spouse’s death, the remaining life expectancy of the surviving Spouse is calculated using the age of the surviving Spouse as of the surviving Spouse’s birthday in the calendar year of the surviving Spouse’s death, reduced by one for each subsequent calendar year.
     1.06 “Beneficiary” or “Beneficiaries” means the person or persons, or the trust or trusts created for the benefit of a natural person or persons or the Member’s or former Member’s estate, designated by the Member or former Member to receive the benefits payable under the Plan upon his death.
     1.07 “Board” means the board of directors of the Sponsor.
     1.08 “Catch-up Eligible Member” means a Member who is age 50 or older or who is projected to attain the age of 50 by December 31 of the applicable Plan Year.
     1.09 “Claimant” means a Member, former Member or Beneficiary, as applicable.
     1.10 “Code” means the Internal Revenue Code of 1986, as amended from time to time.
     1.11 “Committee” means the committee appointed by the Sponsor to administer the Plan.
     1.12 “Computation Period” means a period of 12 consecutive months used to determine an Employee’s vesting.
     1.13 “Considered Compensation” means Annual Compensation paid to the Employee by an Affiliated Employer during a Plan Year (or that would have been paid to the Employee during a Plan Year but for his election under section 401(k), 403(b), 457(b), 408(k), 408(p),

132(f) or 125 of the Code) modified by excluding the following items (even if includable in gross income): bonuses, awards, tax gross-up payments, reimbursements or other expense allowances (such as the payment of moving expenses or automobile mileage reimbursements), cash and noncash fringe benefits (such as the use of an automobile owned by the Employer and club memberships), deferred compensation (including amounts realized upon the exercise of stock options, and compensation under a plan meeting the requirements of section 423 of the Code), welfare benefits (such as severance pay) and amounts paid after the Employee’s final regular paycheck. “Considered Compensation” shall not include amounts paid to an Employee after his Separation From Service unless the amounts (i) are paid in the Employee’s final regular paycheck, (ii) are paid (or would have been paid but for the Employee’s election under section 401(k), 403(b), 457(b), 408(k), 408(p), 132(f) or 125 of the Code) within two and one half (2 1/2) months following the Employee’s Separation From Service, and (iii) would, absent the Employee’s Separation From Service, have been paid to the Employee while the Employee continued in employment with an Affiliated Employer. Considered Compensation in excess of $200,000.00 (as adjusted by the Secretary of Treasury for increases in the cost of living) shall be disregarded. The cost of living adjustment in effect for a calendar year applies to Considered Compensation for the Plan Year that begins within such calendar year. If the Plan Year is ever less than twelve months, the $200,000.00 limitation (as adjusted by the Secretary of Treasury for increases in the cost of living) will be prorated by multiplying the limitation by a fraction, the numerator of which is the number of months in the Plan Year, and the denominator of which is 12.
     1.14 “Contribution” means the total amount of contributions made under the terms of the Plan. Each specific type of Contribution shall be designated by the type of contribution made as follows:
     (a) Salary Deferral Contribution – a contribution made by the Employer pursuant to Section 3.01 and the Member’s salary deferral agreement.
     (b) Catch-up Salary Deferral Contribution – a contribution made by the Employer pursuant to Section 3.02 and the Member’s salary deferral agreement.
     (c) Matching Contribution – a contribution made by the Employer pursuant to Section 3.03.
     (d) Supplemental Contribution – a contribution made by the Employer pursuant to Section 3.04.
     (e) QNEC – an extraordinary contribution, known as a “qualified nonelective employer contribution”, made by the Employer as a means of passing the actual deferral percentage test of section 401(k) of the Code or the actual contribution percentage test of section 401(m) of the Code.
     (f) Rollover Contribution - a contribution made by a Member or former Member pursuant to Section 3.05.
     1.15 “Direct Rollover” means a payment by the Plan to the Eligible Retirement Plan specified by the Distributee.

     1.16 “Disability” means a disability which results in a determination that the Member is disabled under title II or XVI of the Social Security Act.
     1.17 “Distributee” means an Employee or former Employee. In addition, the Employee’s or former Employee’s surviving Spouse and the Employee’s or former Employee’s Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order, are Distributees with regard to the interest of the Spouse or former Spouse.
     1.18 “Distribution Calendar Year” means a calendar year for which a minimum distribution is required to be made to a Member or former Member under section 401(a)(9) of the Code and Department of Treasury Regulations thereunder. If a Member’s or former Member’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he attains age 70 1/2, his first Distribution Calendar Year is the calendar year in which he attains age 70 1/2. If a Member’s or former Member’s Required Beginning Date is April 1 of the calendar year following the calendar year in which he incurs a Separation From Service, his first Distribution Calendar Year is the calendar year in which he incurs a Separation From Service.
     1.19 “Eligibility Service” means service for which an Employee is entitled to receive credit under Article VII for purposes of initial eligibility to participate in the Plan.
     1.20 “Eligible Retirement Plan” means (a) an individual retirement account described in section 408(a) of the Code, (b) an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract), (c) an annuity plan described in section 403(a) of the Code, (d) a qualified plan described in section 401(a) of the Code that is a defined contribution plan that accepts the Distributee’s Eligible Rollover Distribution, (e) an eligible deferred compensation plan described in section 457(b) of the Code that is maintained by an eligible employer described in section 457(e)(1)(A) of the Code but only if the plan agrees to separately account for amounts rolled into such plan or (f) an annuity contract described in section 403(b) of the Code.
     1.21 “Eligible Rollover Distribution” means any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include: (a) any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s Beneficiary, or for a specified period of ten years or more; (b) any distribution to the extent the distribution is required under section 401(a)(9) of the Code; (c) the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities) unless the Eligible Retirement Plan to which the distribution is transferred (1) is a qualified trust described in section 401(a) of the Code which is exempt from tax under section 501(a) of the Code and is part of a defined contribution plan that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is not includable in gross income or (2) is an individual retirement account described in section 408(a) of the Code or an individual retirement annuity described in section 408(b) of the Code (other than an endowment contract); and, (d) a distribution from any of the Member’s or former Member’s Accounts due to a financial hardship of the Member or former Member.

     1.22 “Employee” means all common law employees of an Affiliated Employer and all Leased Employees.
     1.23 “Employer” or “Employers” means the Sponsor and any other Affiliated Employer which has adopted the Plan.
     1.24 “ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time.
     1.25 “Final Section 401(a)(9) Regulations” means the final Department of Treasury Regulations issued under section 401(a)(9) of the Code which were published in the Federal Register on April 17, 2002.
     1.26 “Five Percent Owner” means an Employee who is a five percent owner as defined in section 416(i) of the Code.
     1.27 “Forfeitable Interest” means a Member’s forfeitable interest in amounts credited to his Account. A Member has a Forfeitable Interest in amounts credited to his Account to the extent that he does not have a Nonforfeitable Interest in amounts credited to his Account.
     1.28 “Highly Compensated Employee” means an Employee of an Affiliated Employer who, during the Plan Year or the preceding Plan Year, (a) was at any time a Five Percent Owner at any time during the Plan Year or the preceding Plan Year or (b) had Annual Compensation from the Affiliated Employers in excess of $80,000.00 (as adjusted from time to time by the Secretary of the Treasury) for the preceding Plan Year.
     1.29 “Hour of Employment” means each hour (a) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for the performance of duties; (b) that an Employee is either directly or indirectly paid or entitled to payment by the Employer or Affiliated Employer for a period of time during which no duties are performed (whether or not the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, leave of absence; or (c) that an Employee is paid or entitled to payment of back pay, irrespective of mitigation of damages, which is awarded or agreed to by the Employer or Affiliated Employer. The same Hours of Employment shall not be credited both under clauses (a) or (b) and (c). For purposes of clauses (b) and (c) no more than 501 Hours of Employment shall be credited to an Employee due to any single continuous period during which he performs no duties (whether or not the period occurs in a single Computation Period). Hours of Employment shall not be credited if they are paid for under a plan maintained solely to comply with workmen’s compensation, unemployment compensation or disability insurance laws. Hours of Employment shall not be credited if they are paid for solely to reimburse an Employee for medical or medically related expenses incurred by him. The number of Hours of Employment credited as Vesting Service shall be the number of actual Hours of Employment credited to the Employee, based upon the records of the Employer. If the Employer’s records are inadequate and the Employee would be required to be credited with an Hour of Employment for a payroll period under the foregoing provisions of this Section 1.29, the Employee will be credited with 10 Hours of Employment if he is customarily paid on a daily basis, 45 Hours of Employment if he is customarily paid on a weekly basis, 90 Hours of Employment if he is customarily paid on a bi weekly basis, 95 Hours of Employment if he is customarily paid on a semi monthly basis, and 190 Hours of Employment if he is customarily paid on a monthly basis. If an Employee receives compensation for which no duties were performed that was not based upon units of time, the Hours of Employment to be credited will be calculated under the method set forth in Department of Labor Regulations Section 2530.200b-2(b)(2).
     1.30 “Hour of Service” means each hour that an Employee is paid or entitled to payment by an Affiliated Employer for the performance of duties.
     1.31 “Leased Employee” means any person who (a) is not a common law employee of an Affiliated Employer, (b) pursuant to an agreement between an Affiliated Employer and any other person, has performed services for an Affiliated Employer (or for an Affiliated Employer and related persons determined in accordance with section 414(n)(6) of the Code) on a substantially full-time basis for a period of at least one year and (c) performs the services under primary direction and control of the recipient.
     1.32 “Matched Salary Deferral Contribution” means that portion of the Salary Deferral Contribution for a payroll period that the Board determines to match from time to time in its sole discretion.
     1.33 “Maternity or Paternity Absence” means a period in which an Employee is absent from work (a) by reason of the pregnancy of the Employee, (b) by reason of the birth of a child of the Employee, (c) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (d) for purposes of caring for such child for a period immediately following such birth or placement for adoption.
     1.34 “Member” means the person or persons employed by an Employer during the Plan Year and eligible to participate in the Plan.
     1.35 “Nonforfeitable Interest” means a Member’s nonforfeitable interest in amounts credited to his Account determined in accordance with Article VII, and as applicable, Section 13.05 and Section B.1.2 of Appendix B.
     1.36 “Non-Highly Compensated Employee” means an Employee who is not a Highly Compensated Employee.
     1.37 “Normal Retirement Age” means age sixty-five (65).
     1.38 “Period of Service” means a period of employment with an Affiliated Employer which commences on the day on which an Employee performs his initial Hour of Service or performs his initial Hour of Service upon returning to the employ of an Affiliated Employer, whichever is applicable, and ends on the date the Employee Severs Service.
     1.39 “Period of Severance” means the period of time commencing on the date an Employee Severs Service and ending on the date the Employee again performs an Hour of Service.

     1.40 “Plan” means The Men’s Wearhouse, Inc. 401(k) Savings Plan, as amended from time to time.
     1.41 “Plan Year” means the calendar year.
     1.42 “Qualified Domestic Relations Order” means an order which the Committee determines is a qualified domestic relations order as defined in section 414(p) of the Code.
     1.43 “Regulation” means the Department of Treasury regulation specified, as it may be changed from time to time.
     1.44 “Required Beginning Date” means:
     (a) in the case of an individual who is not a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year following the later of (i) the calendar year in which the individual attains age 70 1/2, or (ii) the calendar year in which the individual incurs a Separation From Service; and
     (b) in the case of an individual who is a Five Percent Owner in the Plan Year that ends in the calendar year in which he attains age 70 1/2, the Required Beginning Date is April 1 of the calendar year following the year in which he attains age 70 1/2.
     1.45 “Retirement Age” means age 59 1/2.
     1.46 “Rollover Contribution” means the amount contributed by a Member or former Member to the Plan which consists of any part of an Eligible Rollover Distribution from (a) a qualified employee trust described in section 401(a) of the Code other than an amount that is not includable in the Member’s gross income, (b) an annuity contract described in section 403(b) of the Code, (c) an eligible deferred compensation plan described in section 457 of the Code which is maintained by an eligible employer described in section 457(c)(1)(A) of the Code or (d) an individual retirement account consisting solely of an eligible rollover distribution (as defined in section 402(c) of the Code that was not includable in the Member’s gross income.
     1.47 “Section 401(a)(9) Beneficiary” means an individual who is a Member’s or former Member’s Beneficiary on the date of the Member’s or former Member’s death and (unless the Beneficiary dies after the date of the Member’s or former Member’s death and before September 30 of the following calendar year without disclaiming benefits under the Plan) who remains a Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s or former Member’s death. If the Member’s or former Member’s Beneficiary is a trust, an individual beneficiary of the trust may be a Section 401(a)(9) Beneficiary of the Member or former Member if the requirements of Regulation Section 1.401(a)(9)-4 are satisfied.
     1.48 “Separation From Service” means an individual’s termination of employment with an Affiliated Employer without commencing or continuing employment with any other Affiliated Employer.

     1.49 “Service” means the period or periods that a person is paid or is entitled to payment for performance of duties with an Affiliated Employer.
     1.50 “Severance From Service Date” means the earliest to occur of (i) the date of the Employee’s Separation From Service, (ii) the first anniversary of date the Member is absent from Service for a reason other than Separation From Service or a Maternity or Paternity Absence, unless the Employee has returned to active service with the Affiliated Employer prior to such first anniversary, and (iii) the second anniversary of a Maternity or Paternity Absence unless the Employee has returned to active service with an Affiliated Employer prior to such second anniversary.
     1.51 “Severs Service” means the occurrence of a Member’s Severance From Service Date.
     1.52 “Sponsor” means The Men’s Wearhouse, Inc., a Texas corporation.
     1.53 “Sponsor Stock” means the common stock of the Sponsor.
     1.54 “Spouse” means the person to whom the Member or former Member is married under applicable local law. In addition, to the extent provided in a Qualified Domestic Relations Order, a surviving former spouse of a Member or former Member will be treated as the Spouse of the Member or former Member, and to the same extent any current spouse of the Member or former Member will not be treated as a Spouse of the Member or former Member. For purposes of Section 5.07, a former Spouse to whom all or a portion of a Member’s or former Member’s Plan benefit is payable under a Qualified Domestic Relations Order shall, to that extent, be treated as a Spouse or surviving Spouse regardless of whether the Qualified Domestic Relations Order specifically provides that the former Spouse is to be treated as the Spouse for purposes of sections 401(a)(11) and 417 of the Code.
     1.55 “Trust” means the trust estate created to fund the Plan.
     1.56 “Trustee” means collectively one or more persons or corporations with trust powers which have been appointed by the initial Sponsor and have accepted the duties of Trustee and any successor appointed by the Sponsor.
     1.57 “Valuation Date” means each business day of the Plan Year
     1.58 “Vesting Service” means service for which an Employee would be entitled to receive credit under Article VII for purposes of determining his Nonforfeitable Interest in amounts credited to his Account.

ARTICLE II
ELIGIBILITY
     2.01 Eligibility Requirements. Each Employee who is employed by an Employer shall be eligible to participate in the Plan beginning on the date that next follows the date on which the Employee completes 90 days of Eligibility Service. However, an Employee who is included in a unit of Employees covered by a collective bargaining agreement between the Employees’ representative and the Employer shall be excluded, even if he has met the requirements for eligibility, if there has been good faith bargaining between the Employer and the Employees’ representative pertaining to retirement benefits and the agreement does not require the Employer to include such Employees in the Plan. In addition, a Leased Employee shall not be eligible to participate in the Plan unless the Plan’s qualified status is dependent upon coverage of the Leased Employee. An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and receives no earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) is not eligible to participate in the Plan. During any period in which an individual is classified by an Employer as an independent contractor with respect to such Employer, the individual is not eligible to participate in the Plan (even if he is subsequently reclassified by the Internal Revenue Service as a common law employee of the Employer and the Employer acquiesces to the reclassification). An Employee who is a nonresident alien (within the meaning of section 7701(b) of the Code) and who does receive earned income (within the meaning of section 911(d)(2) of the Code) from any Affiliated Employer that constitutes income from sources within the United States (within the meaning of section 861(a)(3) of the Code) all of which is exempt from United States income tax under an applicable tax convention is not eligible to participate in the Plan. An Employee who is expatriated to the United States from another country is not eligible to participate in the Plan for so long as he continues to accrue deferred compensation or retirement benefits under any agreement or program to which an Affiliated Employer other than an Employer is a party. Finally, an Employee who is employed outside the United States is not eligible to participate in the Plan unless the Committee elects to permit him to participate in the Plan.
     2.02 Early Participation for Rollover Purposes. An Employee who satisfies the eligibility requirements specified in Section 2.01 other than the service requirement shall be eligible to make Rollover Contributions to the Plan on the date on which he completes an Hour of Service.
     2.03 Eligibility Upon Reemployment. If an Employee incurs a Separation From Service with the Employer prior to the date he initially begins participating in the Plan, he shall be eligible to begin participation in the Plan on the later of the date he would have become a Member if he did not incur a Separation From Service or the date on which he performs an Hour of Service after he incurs a Separation from Service. Subject to Section 2.04, once an Employee becomes a Member, his eligibility to participate in the Plan shall continue until he Severs Service.

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     2.04 Cessation of Participation. An individual who has become a Member will cease to be a Member on the earliest of the date on which he (a) Severs Service, (b) is transferred from the employ of an Employer to the employ of an Affiliated Employer that has not adopted the Plan, (c) becomes included in a unit of employees covered by a collective bargaining agreement that does not require coverage of those employees under the Plan, (d) becomes a Leased Employee, or (e) becomes included in another classification of Employees who, under the terms of the Plan, are not eligible to participate. Under these circumstances, the Member’s Account becomes frozen; he cannot contribute to the Plan or share in the allocation of any Contributions for the frozen period. However, his Accounts shall continue to share in any Plan income allocable to his Accounts during the frozen period of time.
     2.05 Recommencement of Participation. A former Member will again become a Member on the day on which he again becomes included in a classification of Employees that, under the terms of the Plan, is eligible to participate.

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ARTICLE III
CONTRIBUTIONS
     3.01 Salary Deferral Contributions. The Employer shall make a Salary Deferral Contribution in an amount equal to the amount by which its Members’ Considered Compensation was reduced on a pre-tax basis pursuant to salary deferral agreements (excluding amounts of Considered Compensation deferred pursuant to Section 3.02 that are properly characterized as Catch-up Salary Deferral Contributions). Any such salary deferral agreement shall be an agreement in a form satisfactory to the Committee to prospectively receive Considered Compensation from the Employer in a reduced amount and to have the Employer contribute an amount equal to the amount of the reduction to the Trust on account of the Member. A Member’s right to benefits derived from Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable. Any such salary deferral agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Member of the amount required to be contributed to the Trust. A salary deferral agreement can only be made with respect to an amount that is not currently available to the Member on the date of the agreement. Further, a salary deferral agreement can only be made with respect to amounts that would (but for the agreement) become currently available after the later of the date on which the Employer adopts the Plan or the date on which such adoption of the Plan is effective. A Salary Deferral Contribution for a Member may not be made earlier than the date on which the Member’s salary deferral agreement is made. A Member’s Salary Deferral Contribution must be made after the Member’s performance of services with respect to which the Salary Deferral Contribution is made, or when the cash would be currently available to the Member, if earlier. A Member’s or former Member’s right to benefits attributable to Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable.
     The maximum amount a Member may elect to reduce his Considered Compensation under his salary deferral agreement shall be determined by the Committee, in its sole discretion from time to time but may not, in any event, exceed 75 percent of his Considered Compensation. In addition, the election to have Salary Deferral Contributions made, the ability to change the percentage of Salary Deferral Contributions, the right to suspend Salary Deferral Contributions, and the manner of commencing new Salary Deferral Contributions shall be permitted under any uniform method determined by the Committee from time to time. A Member will be permitted to make (or prospectively change) a Salary Deferral Contribution election at least once during each Plan Year.
     3.02 Catch-up Salary Deferral Contributions. The Employer shall make a Catch-up Salary Deferral Contribution in an amount equal to the amounts by which its Catch-up Eligible Members’ Considered Compensation was reduced as a result of salary deferral agreements authorizing Catch-up Salary Deferral Contributions (to the extent that their deferrals are properly characterized as Catch-up Salary Deferral Contributions). Any such salary deferral agreement shall be an agreement in a form satisfactory to the Committee to prospectively receive Considered Compensation from the Employer in a reduced amount and to have the Employer contribute an amount equal to the amount of the reduction to the Trust on behalf of the Catch-up Eligible Member. Further, any such salary deferral agreement shall be revocable in accordance with its terms, provided that no revocation shall be retroactive or permit payment to the Catch-up

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Eligible Member of the amount required to be contributed to the Trust. A Catch-up Eligible Member’s right to benefits attributable to Catch-up Salary Deferral Contributions made to the Plan on his behalf shall be nonforfeitable.
     Catch-up Salary Deferral Contributions on behalf of a Catch-up Eligible Member shall be permitted to the extent that the Catch-up Salary Deferral Contributions do not exceed the lesser of (a) the “applicable dollar catch-up limit” under section 414(v) of the Code for the Plan Year (as adjusted from time to time by the Secretary of Treasury), or (b) an amount equal to the Catch-up Eligible Member’s Annual Compensation for the Plan Year minus the Catch-up Eligible Member’s Salary Deferral Contributions for the Plan Year. Inadvertent contributions that exceed either of these limitations will not be treated as Catch-up Salary Deferral Contributions for purposes of the Plan.
     The determination as to whether amounts deferred under the Plan by a Catch-up Eligible Member are properly characterized as Salary Deferral Contributions or Catch-up Salary Deferral Contributions for a Plan Year shall be made as of the last day of the Plan Year, except that, with respect to elective deferrals in excess of an applicable limit that is tested on the basis of the taxable year or calendar year (such as the Code section 402(g) limit), the determination of whether such elective deferrals are treated as Catch-up Salary Deferral Contributions is made at the time they are deferred. To the extent that amounts deferred under the Plan on a pre-tax basis at the election of a Catch-up Eligible Member exceed the least of (a) the lowest statutory limit on Salary Deferral Contributions (including limits imposed under sections 401(a)(30) and 415 of the Code), (b) the maximum limitation on Salary Deferral Contributions, if any, imposed by the Committee pursuant to Section 3.01, or (c) if the Plan would fail the ADP test if it did not correct under section 401(k)(8) of the Code, of the highest amount of Salary Deferral Contributions on behalf of the Catch-up Eligible Member that may be retained in the Plan under the rules of section 401(k)(8)(C) of the Code, the amounts deferred shall be characterized as Catch-up Salary Deferral Contributions. Any amounts deferred under the Plan on a pre-tax basis at the election of a Catch-up Eligible Member that are not properly characterized as Catch-up Salary Deferral Contributions pursuant to the provisions of this Section 3.02 shall be characterized as Salary Deferral Contributions for all purposes under the Plan.
     3.03 Matching Contributions. Each Employer shall make a Matching Contribution for a payroll period in such amount, if any, as shall be determined by the Board. A Matching Contribution made on behalf of a Member shall be in an amount equal to a percentage of the Member’s Salary Deferral Contribution and, to the extent specified by the Board, the Member’s Catch-up Salary Deferral Contribution.
     3.04 Supplemental Contributions. Each Employer may contribute for a Plan Year a Supplemental Contribution to be allocated among Members in such amount, if any, as shall be determined by the Employer. The rate of the Supplemental Contribution need not be uniform among all divisions of the Employer.
     3.05 Rollover Contributions and Plan-to-Plan Transfers. The Committee may permit Rollover Contributions by Members and/or direct transfers to or from another qualified plan on behalf of Members from time to time. In addition, the Committee may permit Rollover Contributions by Members and former Members from The Men’s Wearhouse, Inc. Employee

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Stock Ownership Plan on behalf of Members and former Members from time to time. If Rollover Contributions and/or direct transfers to or from another qualified plan are permitted, the opportunity to make those contributions and/or direct transfers must be made available to Members on a nondiscriminatory basis. For these purposes only, all Employees who are or were included in a classification of Employees who are eligible to participate in the Plan shall be considered to be Members of the Plan even though they may not have met the Eligibility Service requirement for eligibility. However, they shall not be entitled to elect to have Salary Deferral Contributions made or to share in Employer Contributions or forfeitures unless and until they have met the requirements for eligibility, contributions and allocations. A Rollover Contribution from a Distributee shall not be accepted unless it is directly rolled over to the Plan in a rollover described in section 401(a)(31) of the Code. A Member shall not be permitted to make a Rollover Contribution if the property he intends to contribute is for any reason unacceptable to the Trustee. A Member’s right to benefits attributable to his Rollover Contributions made to the Plan shall be nonforfeitable.
     3.06 QNECS — Extraordinary Employer Contributions. Any Employer may make a QNEC in such amount, if any, as shall be determined by it. A Member’s right to benefits derived from QNECs made to the Plan on his behalf shall be nonforfeitable. In no event will QNECs be distributed before Salary Deferral Contributions may be distributed.
     3.07 Restorative Payments. If due to an oversight or inadvertent error an Employer fails to make a Contribution to the Plan on behalf of an Employee, as soon as administratively practicable following the Employer’s discovery of the error, the Employer shall make a restorative payment to the Plan on behalf of the Employee in an amount equal to the amount of required Contributions the Employer should have made to the Plan on behalf of the Employee plus interest thereon (both determined in a manner that is consistent with then current guidance from the Department of Treasury concerning such restorative payments) after the application of forfeitures available for such restoration.
     3.08 Nondeductible Contributions Not Required. Notwithstanding any other provision of the Plan, no Employer shall be required to make any contribution that would be a “nondeductible contribution” within the meaning of section 4972 of the Code.
     3.09 Form of Payment of Contributions. Contributions may be paid to the Trustee either in cash or in qualifying employer securities (as such term is defined in section 407(d) of ERISA) or any combination thereof, provided that payment may not be made in any form constituting a prohibited transaction under section 4975 of the Code or section 406 of ERISA.
     3.10 Deadline for Payment of Employer Contributions. Salary Deferral Contributions and Catch-up Salary Deferral Contributions shall be paid to the Trustee in installments. The installment for each payroll period shall be paid as soon as administratively feasible. The Matching Contributions, the Supplemental Contributions and QNECs for a Plan Year shall be paid to the Trustee in one or more installments, as the Employer may from time to time determine; provided, however, that such contributions may not be paid later than the time prescribed by law (including extensions thereof) for filing the Employer’s income tax return for its taxable year ending with or within such Plan Year.

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     3.11 Return of Contributions for Mistake, Disqualification or Disallowance of Deduction. Subject to the limitations of section 415 of the Code, the assets of the Trust shall not revert to any Employer or be used for any purpose other than the exclusive benefit of the Members, former Members, and their Beneficiaries and the reasonable expenses of administering the Plan except:
     (a) any Employer Contribution made because of a mistake of fact may be repaid to the Employer within one year after the payment of the Contribution; and
     (b) all Employer Contributions are conditioned upon their deductibility under section 404 of the Code; therefore, to the extent the deduction is disallowed, the Contributions may be repaid to the Employer within one year after the disallowance.
     The Employer has the exclusive right to determine if a Contribution or any part of it is to be repaid or is to remain as a part of the Trust except that the amount to be repaid is limited, if the Contribution is made by mistake of fact or if the deduction for the Contribution is disallowed, to the excess of the amount contributed over the amount that would have been contributed had there been no mistake or over the amount disallowed. Earnings which are attributable to any excess contribution cannot be repaid. Losses attributable to an excess contribution must reduce the amount that may be repaid. All repayments of Contributions made due to a mistake of fact or with respect to which a deduction is disallowed are limited so that the balance in a Member’s or former Member’s Account cannot be reduced to less than the balance that would have been in the Member’s or former Member’s Account had the mistaken amount or the amount disallowed never been contributed.
     3.12 Limitations on Contributions. Contributions shall be subject to the limitations specified in Appendices A and B.

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ARTICLE IV
ALLOCATION AND VALUATION OF ACCOUNTS
     4.01 Information Statements from Employer. Upon request by the Committee, the Employer shall provide the Committee with a schedule setting forth the amount of its Salary Deferral Contribution, Catch-up Salary Deferral Contributions, Matching Contributions, Supplemental Contribution, QNEC, and restoration contribution; the names of its Members, the number of years of Eligibility Service and Vesting Service of each of its Members, the amount of Considered Compensation and Annual Compensation paid to each Member, and the amount of Considered Compensation and Annual Compensation paid to all its Members. Such schedules shall be conclusive evidence of such facts.
     4.02 Allocation of Salary Deferral Contribution. The Committee shall allocate the Salary Deferral Contribution among the Members by allocating to each Member the amount by which his Considered Compensation was reduced pursuant to a salary deferral agreement (as described in Section 3.01) and shall credit each such Member’s share to his Salary Deferral Contribution Account.
     4.03 Allocation of Catch-up Salary Deferral Contribution. The Committee shall allocate the Catch-up Salary Deferral Contribution among the Members by allocating to each Member the amount by which his Considered Compensation was reduced pursuant to a salary deferral agreement under Section 3.02 and shall credit each such Member’s share to his Catch-up Salary Deferral Contribution Account
     4.04 Allocation of Matching Contribution. The Committee shall separately allocate the Matching Contribution made by an Employer among the Employer’s Member’s on whose behalf the Matching Contributions were made pursuant to Section 3.03. Each Member’s share shall be credited to his Matching Contribution Account.
     4.05 Allocation of Supplemental Contribution. For each Plan Year, the Committee shall allocate the Supplemental Contribution made by an Employer among the Members who are employed by the Employer during the Plan Year, based upon each such Member’s Considered Compensation paid by the Employer as compared to the Considered Compensation for all such Members employed by the Employer and eligible for the allocation.
     4.06 Allocation of QNEC. The Committee shall separately allocate the QNEC among the Non-Highly Compensated Employees who are Members based upon each such Member’s Considered Compensation as compared to the Considered Compensation of all such Members.
     4.07 Allocation of Forfeitures. If a forfeiture occurs pursuant to Section 9.01, Section 9.03 or Section A.3.3 of Appendix A, the amount forfeited (and any trust income or losses related thereto) will first be used to reinstate any Account required to be reinstated under Section 9.02 or Section 9.03, and any remaining amount will be applied to reduce an Employer’s obligation to make restorative payments (and interest thereon) described in Section 3.07. Any remaining forfeiture will be applied to reduce the Employer’s obligation to make future Matching Contributions or Supplemental Contributions. In no event will amounts forfeited

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pursuant to Section A.3.3 of Appendix A be allocated to the Accounts of Members whose Matching Contributions are forfeited pursuant to Section A.3.3 of Appendix A.
     4.08 Valuation of Accounts. A Member’s or former Member’s Accounts shall be valued at fair market value on each Valuation Date. The earnings and losses attributable to any asset in the Trust will be allocated solely to the Account of the Member or former Member on whose behalf the investment in the asset was made. In determining the fair market value of the Members’ or former Member’s Accounts, the Trustee shall utilize such sources of information as it may deem reliable including, but not limited to, stock market quotations, statistical evaluation services, newspapers of general circulation, financial publications, advice from investment counselors or brokerage firms, or any combination of sources which in the opinion of the Trustee will provide the price such assets were last traded at on a registered stock exchange; provided, however, that with respect to regulated investment company shares, the Trustee shall rely exclusively on information provided to it by the investment adviser to such funds.
     4.09 No Rights Unless Otherwise Prescribed. No allocations, adjustments, credits, or transfers shall ever vest in any Member or former Member any right, title, or interest in the Trust except at the times and upon the terms and conditions herein set forth.

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ARTICLE V
BENEFITS
     5.01 Retirement Benefit. Upon his Separation From Service, a Member or former Member is entitled to receive 100 percent of all of his Account balances.
     5.02 Death Benefit. If a Member or former Member dies, the death benefit payable to his Beneficiary shall be 100 percent of the remaining amount of his Account balances (reduced by any security interest held by the Plan by reason of a loan outstanding to the Member).
     5.03 Distribution Methods Available. The only distribution method available under the Plan is a lump sum payment.
     5.04 Lump Sum Payment of Small Amounts Upon Separation From Service. This Section 5.04 applies notwithstanding any other provision of the Plan other than Section 5.06. If a Member’s or former Member’s Account balance at the time of his Separation from Service is less than or equal to $5,000.00 but greater than $1,000.00, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in the form of a single sum payment in shares of Sponsor Stock with respect to amounts invested in Sponsor Stock, cash and/or as a Direct Rollover (if allowed under Section 5.06). If a Member’s or former Member’s Account balance at the time of his Separation from Service is less than or equal to $1,000.00 but greater than $200.00, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in the form of a single sum payment in shares of Sponsor Stock with respect to amounts invested in Sponsor Stock, cash and/or as a Direct Rollover (if allowed under Section 5.06). If a Member’s or former Member’s Account balance at the time of his Separation from Service is less than or equal to $200.00, his Account balance shall be paid to him (or, in the event he has died, to his Beneficiary) as soon as administratively practicable in the form of a single sum cash payment. If a Member’s or former Member’s Nonforfeitable Interest in his Account balance payable upon his Separation from Service is zero (because he has no Nonforfeitable Interest in his Account balance), he will be deemed to have received an immediate distribution of his entire Nonforfeitable Interest in his Account balance.
     If a Member or former Member who is subject to this Section 5.04 and whose Plan benefit is less than or equal to $5,000.00 but greater than $1,000.00 does not furnish instructions in accordance with Plan procedures to receive his entire Plan benefit in a form authorized in this Section 5.04 and/or directly roll over his entire Plan benefit within 45 days after he has been given distribution election forms, his entire Plan benefit will be paid in an Automatic Rollover. If a Member or former Member who is subject to this Section 5.04 and whose Plan benefit is less than or equal to $1,000.00 but greater than $200.00 does not furnish instructions in accordance with Plan procedures to receive his entire Plan benefit in a form authorized in this Section 5.04 and/or directly roll over his entire Plan benefit within 45 days after he has been given distribution election forms, he will be deemed to have elected a lump sum cash distribution of his entire Plan benefit. If a Distributee, other than a Member or former Member, who is subject to this Section 5.04 and whose Plan benefit is less than or equal to $5,000.00 but greater than $200.00 does not furnish instructions in accordance with Plan procedures to directly roll over his Plan benefit within 45 days after he has been given direct rollover forms, he will be deemed to have elected a lump sum cash distribution of his entire Plan benefit. The term “Automatic Rollover” shall mean a distribution in cash made by the Plan in a direct rollover to an individual retirement plan designated by the Sponsor.
     5.05 Form of Payment. All payments from the Plan shall be made in the form of cash; provided however, that a Member, former Member or Beneficiary may elect to receive amounts invested in Sponsor Stock in an in-kind distribution of Sponsor Stock.
     5.06 Direct Rollover Option.
     (a) Direct Rollover by Distributee. To the extent required under Regulations, a Distributee has the right to direct that any portion of his Eligible Rollover Distribution will be directly paid to an Eligible Retirement Plan specified by him that will accept the Eligible Rollover Distribution.
     (b) Direct Rollover by Non-Spouse Distributee. Pursuant to Code section 402(c)(11), a Beneficiary that is an individual or a qualifying trust that qualifies as a “designated beneficiary” under Code section 401(a)(9)(E) and that is not the surviving Spouse of the Member or former Member and is entitled to receive a distribution from the Plan of a Plan death benefit may direct the Plan to make a direct trustee-to-trustee transfer of all or any portion of the distribution to an individual retirement plan described in Code section 402(c)(8)(B)(i) or (ii) established for purposes of receiving the distribution on behalf of such Beneficiary, provided that such distribution satisfies all of the requirements to be an Eligible Rollover Distribution, other than the requirement that the distribution be made to the Member’s or former Member’s Spouse, and such distribution satisfies the requirements of Code section 402(c)(11) and the regulations and guidance issued thereunder.
     5.07 Required Distributions. Notwithstanding any other provision of the Plan, all benefits payable under the Plan shall be distributed, or commence to be distributed, in compliance with the following provisions:
     (a) Required Distributions for Certain Persons Who are 70 1/2 or Older. Unless a Member’s or former Member’s entire Nonforfeitable Interest in his Plan benefit is distributed to him in a single sum no later than his Required Beginning Date or in the form of an annuity purchased from an insurance company, the Member’s or former Member’s Nonforfeitable Interest in his Plan benefit must begin to be distributed, not later than his Required Beginning Date, over the life of the Member or former Member, or the joint lives of the Member or former Member and his Section 401(a)(9) Beneficiary, or over a period not extending beyond the life expectancy of the Member or former Member or the joint and last survivor expectancy of the Member or former Member and his Section 401(a)(9) Beneficiary. The distribution required to be made on or before the Member’s or former Member’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year. The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s or former Member’s Required

Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year. In the case of a benefit payable in a form other than a single sum or an annuity purchased from an insurance company, the amount that must be distributed for a Distribution Calendar Year is an amount equal to the amount specified in Paragraph (b) of this Section 5.07.
     (b) Required Minimum Distributions. If a Member’s or former Member’s Required Beginning Date is before the date on which he incurs a Separation From Service, the Member or former Member (if he is then alive) must be paid either the entire amount credited to his Account or annual distributions from the Plan in the amounts required under section 401(a)(9) of the Code and Regulations thereunder commencing no later than his Required Beginning Date until his entire interest under the Plan has been distributed. The distribution required to be made on or before the Member’s or former Member’s Required Beginning Date shall be the distribution required for his first Distribution Calendar Year. The minimum required distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Member’s or former Member’s Required Beginning Date occurs must be made on or before December 31 of that Distribution Calendar Year. The amount that must be distributed for a Distribution Calendar Year is an amount equal to (1) the Member’s or former Member’s Account balance as of the last Valuation Date in the calendar year immediately preceding the Distribution Calendar Year, increased by any contributions or forfeitures allocated and made to the Account during such immediately preceding calendar year after the Valuation Date, and decreased by distributions made during such immediately preceding calendar year after the Valuation Date, divided by (2) the Member’s or former Member’s Applicable Distribution Period.
     (c) Distribution Deadline for Death Benefit When Member or Former Member Dies Before His Distributions Begin. If a Member or former Member dies before the date distribution of his Nonforfeitable Interest in his Plan benefit begins, his entire Nonforfeitable Interest in his Plan benefit will be distributed, or begin to be distributed, to his Section 401(a)(9) Beneficiary no later than as follows:
     (i) Unless clause (iii) below applies, if the Member’s or former Member’s surviving Spouse is the Member’s or former Member’s sole Section 401(a)(9) Beneficiary, then distributions to the surviving Spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Member or former Member died, or by December 31 of the calendar year in which the Member or former Member would have attained age 70 1/2 , if later.
     (ii) If the Member’s or former Member’s surviving Spouse is not the Member’s or former Member’s sole Section 401(a)(9) Beneficiary and the payment of Plan death benefits to the Section 401(a)(9) Beneficiary will not be in the form of a single sum or a commercial annuity, then distributions to the Section 401(a)(9) Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Member or former Member died.

     (iii) If the payment of a Plan death benefit to the Section 401(a)(9) Beneficiary will be in the form of a single sum, then the Member’s or former Member’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s or former Member’s death.
     (iv) If there is no Section 401(a)(9) Beneficiary as of September 30 of the calendar year following the calendar year of the Member’s or former Member’s death, then the Member’s or former Member’s entire Nonforfeitable Interest in his Plan benefit will be distributed by December 31 of the calendar year containing the fifth anniversary of the Member’s or former Member’s death.
     (v) If the Member’s or former Member’s surviving Spouse is the Member’s or former Member’s sole Section 401(a)(9) Beneficiary and the surviving Spouse dies after the Member or former Member but before distributions to the surviving Spouse begin, this Section 5.07(c), other than Section 5.07(c)(i), will apply as if the surviving Spouse were the Member or former Member.
     Unless the Member’s or former Member’s interest is distributed in the form of an annuity or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Paragraph (b) of this Section 5.07.
     (d) Distribution of Death Benefit When Member or Former Member Dies On or After His Required Beginning Date. If a Member or former Member dies on or after his Required Beginning Date, his Plan benefit must be distributed to his Section 401(a)(9) Beneficiary at least as rapidly as the method of payment of minimum required distributions being used as of the date of his death.
     (e) Limitations on Death Benefits. Benefits payable under the Plan shall not be provided in any form that would cause a Member’s or former Member’s death benefit to be more than incidental. Any distribution required to satisfy the incidental benefit requirement shall be considered a required distribution for purposes of section 401(a)(9) of the Code.
     (f) Requirements in the Case of a Commercial Annuity. If a Member’s or former Member’s Nonforfeitable Interest in his Plan benefit is distributed in the form of an annuity purchased from an insurance company, distributions under the annuity contract will be made in accordance with the requirements of section 401(a)(9) of the Code and Department of Treasury Regulations.
     (g) Compliance with Section 401(a)(9). All distributions under the Plan will be made in accordance with the requirements of section 401(a)(9) of the Code and all Regulations promulgated thereunder, including, effective January 1, 2003, the Final Section 401(a)(9) Regulations, including sections 1.401(a)(9)-1 through 1.401(a)(9)-9 of the Final Section 401(a)(9) Regulations. The provisions of the Plan reflecting section 401(a)(9) of the Code override any distribution options in the Plan inconsistent with section 401(a)(9) of the Code.
     (h) Compliance with Section 401(a)(14). Unless the Member or former Member otherwise elects, the payment of benefits under the Plan to the Member or former Member will begin not later than the 60th day after the close of the Plan Year in which occurs the latest of (a) the date on which the Member or former Member attains the later of age 62 or Retirement Age, (b) the tenth anniversary of the year in which the Member or former Member commenced participation in the Plan, or (c) the Member’s or former Member’s Separation From Service.
     5.08 Consent to Distributions Upon Separation From Service. Notwithstanding any other provision of the Plan, no benefit shall be distributed or commence to be distributed to a Member or former Member prior to his attainment of the later of age 62 or Retirement Age without his consent, unless the benefit is payable in a single sum under Section 5.04. Any such consent shall be valid only if given not more than 90 days prior to the Member’s or former Member’s Annuity Starting Date and after his receipt of the notice regarding benefits described in Section 5.09(a).
     5.09 Information Provided to Members. Information regarding the form of benefits available under the Plan shall be provided to Members or former Members in accordance with the following provisions:
     (a) General Information. Except as otherwise provided in paragraph (c), the Sponsor shall provide each Member or former Member with a written general explanation or description of (1) the eligibility conditions and other material features of the optional forms of benefit available under the Plan, (2) the relative values of the optional forms of benefit available under the Plan, and (3) the Member’s or former Member’s right, if any, to defer receipt of the distribution.
     (b) Time for Giving Notice. The written general explanation or description regarding any optional forms of benefit available under the Plan shall be provided to a Member or former Member no less than 30 days and no more than 90 days before his Annuity Starting Date unless he legally waives this requirement.
     (c) Exception for Members with Small Benefit Amounts. Notwithstanding the preceding provisions of this Section 5.09, no information regarding any optional forms of benefit otherwise available under the Plan shall be provided to the Member or former Member if his benefit is payable in a single sum under Section 5.04.
     5.10 Designation of Beneficiary. Each Member or former Member has the right to designate and to revoke the designation of his Beneficiary or Beneficiaries. Each designation or revocation must be evidenced by a written document in the form required by the Committee, signed by the Member or former Member and filed with the Committee. If no designation is on file at the time of a Member’s or former Member’s death or if the Committee determines that the designation is ineffective, the designated Beneficiary shall be the Member’s or former Member’s Spouse, if living, or if not, the executor, administrator or other personal representative of the

Member’s or former Member’s estate. If a Member or former Member is considered to be married under local law, the Member’s or former Member’s designation of any Beneficiary, other than the Member’s or former Member’s Spouse, shall not be valid unless the spouse acknowledges in writing that she understands the effect of the Member’s or former Member’s beneficiary designation and consents to it. The consent must be to a specific Beneficiary. The written acknowledgement and consent must be filed with the Committee, signed by the Spouse and at least two witnesses, one of whom must be a member of the Committee or a notary public. However, if the Spouse cannot be located or there exist other circumstances as described in sections 401(a)(11) and 417(a)(2) of the Code, the requirement of the Member’s or former Member’s Spouse’s acknowledgement and consent may be waived. If a Beneficiary other than the Member’s or former Member’s Spouse is named, the designation shall become invalid if the Member is later determined to be married under local law, the Member’s or former Member’s missing Spouse is located or the circumstances which resulted in the waiver of the requirement of obtaining the consent of the Member’s or former Member’s Spouse no longer exist.
     5.11 Distributions to Incapacitated Person or Minor. If the Committee determines that any person to whom a payment is due is a minor or is unable to care for his affairs because of physical or mental disability, it shall have the authority to cause the payments to be made to the Spouse, parent, brother, sister or other person the Committee determines to have incurred, or to be expected to incur, expenses for that person unless a prior claim is made by a qualified guardian or other legal representative. The Committee and the Trustee shall not be responsible to oversee the application of those payments. Payments made pursuant to this power shall be a complete discharge of all liability under the Plan and the Trust and the obligations of the Employer, the Trustee, the Trust and the Committee.
     5.12 Distributions Pursuant to Qualified Domestic Relations Orders. The Committee will instruct the Trustee to pay benefits in accordance with the terms of any order that has been determined, in accordance with Plan procedures, to be a Qualified Domestic Relations Order. A Qualified Domestic Relations Order may require the payment of an immediate cash lump sum to an alternate payee even if the Member or former Member is not then entitled to receive an immediate payment of Plan benefits.
     5.13 Claim Review Procedures; Claims Appeal Procedures
     (a) Claims Review Procedures. When a benefit is due, the Claimant should submit a claim to the Committee. Under normal circumstances, the Committee will make a final decision as to a claim within 90 days after receipt of the claim. If the Committee notifies the Claimant in writing during the initial 90-day period, it may extend the period up to 180 days after the initial receipt of the claim. The written notice must indicate the circumstances necessitating the extension and the anticipated date for the final decision. If a claim is denied during the claims period, the Committee must notify the Claimant in writing, and the written notice must set forth in a manner calculated to be understood by the Claimant:
     (i) the specific reason or reasons for denial;

     (ii) specific reference to the Plan provisions on which the denial is based;
     (iii) a description of any additional material or information necessary for the Claimant to perfect the claim and an explanation of why such material or information is necessary; and
     (iv) an explanation of the Plan claims review procedures and time limits, including a statement of the Claimant’s right to bring a civil action under section 502(a) of ERISA.
If a decision is not given to the Claimant within the claims review period, the claim is treated as if it were denied on the last day of the claims review period.
     (b) Claims Appeals Procedures. If a Claimant’s claim made pursuant to Section 5.13(a) is denied and he wants a review, he must apply to the Committee in writing. That application can include any arguments, written comments, documents, records, and other information relating to the claim for benefits. In addition, the Claimant is entitled to receive on request and free of charge reasonable access to and copies of all information relevant to the claim. For this purpose, “relevant” means information that was relied on in making the benefit determination or that was submitted, considered or generated in the course of making the determination, without regard to whether it was relied on, and information that demonstrates compliance with the Plan’s administrative procedures and safeguards for assuring and verifying that Plan provisions are applied consistently in making benefit determinations. The Committee must take into account all comments, documents, records, and other information submitted by the Claimant relating to the claim, without regard to whether the information was submitted or considered in the initial benefit determination. The Claimant may either represent himself or appoint a representative, either of whom has the right to inspect all documents pertaining to the claim and its denial. The Committee can schedule any meeting with the Claimant or his representative that it finds necessary or appropriate to complete its review.

ARTICLE VI
IN-SERVICE DISTRIBUTIONS AND LOANS
     6.01 In-Service Financial Hardship Distributions.
     (a) General. Prior to his Separation From Service, a Member is entitled to receive a distribution from his Salary Deferral Contribution Account (except for income that was not credited to his Salary Deferred Contribution Account as of December 31, 1988), his Catch-up Salary Deferral Contribution Account (except for income credited to his Catch-up Salary Deferral Contribution Account), his Rollover Account, his Matching Contribution Account and his Supplemental Contribution Account in the event of an immediate and heavy financial need incurred by the Member and the Committee’s determination that the withdrawal is necessary to alleviate that hardship.
     (b) Permitted Reasons for Financial Hardship Withdrawals. A distribution shall be made on account of financial hardship only if the distribution is for: (i) Expenses for medical care described in section 213(d) of the Code previously incurred by the Member, the Member’s Spouse, or any dependents of the Member (as defined in section 152 of the Code) or necessary for these persons to obtain medical care described in section 213(d) of the Code, (ii) costs directly related to the purchase (excluding mortgage payments) of a principal residence for the Member, (iii) payment of tuition and related educational fees for the next 12 months of post-secondary education for the Member, his Spouse, children, or dependents (as defined in section 152 of the Code without regard to section 152(b)(1), 152(b)(2) or 152(d)(1)(B) of the Code), (iv) payments necessary to prevent the eviction of the Member from his principal residence or foreclosure on the mortgage of the Member’s principal residence, (v) payments for burial or funeral expenses for the Member’s deceased parent, spouse, children or dependents (as defined in section 152 of the Code without regard to section 152(d)(1)(B), and (vi) payments for the repair of damage to the Member’s principal residence that would qualify for the casualty deduction under section 165 of the Code (determined without regard to whether the loss exceeds 10% of the adjusted gross income).
     (c) Amount. A distribution to satisfy an immediate and heavy financial need shall not be made in excess of the amount of the immediate and heavy financial need of the Member and the Member must have obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under all plans maintained by the Employer. Notwithstanding the foregoing to the contrary, a Member need not obtain nontaxable loans described in the preceding sentence if the aggregate amount of all such loans would not be sufficient to fully satisfy the Member’s immediate and heavy financial need. The amount of a Member’s immediate and heavy financial need includes any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from the financial hardship distribution.
     (d) Suspension of Participation in Certain Benefit Programs. The Member’s hardship distribution shall terminate his right to have the Employer make any Salary

Deferral Contributions on his behalf until the next time Salary Deferral Contributions are permitted after the lapse of six months following the hardship distribution and his timely election to resume his Salary Deferral Contributions. In addition, for six months after he receives a hardship distribution from the Plan, the Member is prohibited from making elective contributions and employee contributions to or under all other qualified and nonqualified plans of deferred compensation maintained by the Employer, including stock option plans, stock purchase plans (other than section 423 stock purchase plans) and Code section 401(k) cash or deferred arrangements that are part of cafeteria plans described in section 125 of the Code. However, the Member is not prohibited from making contributions to (1) a health or welfare benefit plan, including one that is part of a cafeteria plan within the meaning of section 125 of the Code, or (2) a qualified transportation fringe benefit plan within the meaning of section 132(f)(4) of the Code.
     (e) Order of Withdrawals. Financial hardship distributions will be made in the following order: First withdrawals will be made from the Member’s Supplemental Contribution Account, then from his Matching Contribution Account, then from his Rollover Account, then from his Salary Deferral Contribution Account and finally, from his Catch-up Salary Deferral Contribution Account. A Member shall not be entitled to receive a financial hardship distribution of any amount credited to his QNEC Account, or of any income that is allocable or credited to his Salary Deferral Contribution Account or Catch-up Salary Deferral Contribution Account.
     (f) Method of Payment. Distributions pursuant to this Section 6.01 will normally be paid in lump sums.
     6.02 In-Service Age 59 1/2 Distributions. Prior to his Separation From Service, a Member may withdraw part or all of his Account balance on or after the date that he attains age 59 1/2. Distributions pursuant to this Section 6.02 will normally be paid in lump sums in cash and/or shares of Sponsor Stock to the extent his Account balance is invested in Sponsor Stock.
     6.03 In-Service Withdrawal of Rollover Contributions. Each Member may withdraw part or all of his Rollover Account balance at any time. Withdrawals pursuant to this Section 6.03 will normally be paid in lump sums in cash and/or shares of Sponsor Stock to the extent his Rollover Account is invested in Sponsor Stock.
     6.04 Loans. The Committee may direct the Trustees to make loans to Members (and Beneficiaries who are “parties in interest” within the meaning of ERISA) who have a vested interest in the Plan. The Loan Committee established by the Committee will be responsible for administering the Plan loan program. All loans will comply with the following requirements:
     (a) All loans will be made solely from the Member’s or Beneficiary’s Account.
     (b) Loans will be available on a nondiscriminatory basis to all Beneficiaries who are “parties in interest” within the meaning of ERISA, and to all Members.
     (c) Loans will not be made for less than $500.00. No Member or Beneficiary may have more than two loans outstanding at any one time.

     (d) The maximum amount of a loan may not exceed the lesser of (A) $50,000.00 reduced by the person’s highest outstanding loan balance from the Plan during the preceding one-year period, or (B) one-half of the present value of the person’s Account balances under the Plan determined as of the date on which the loan is approved by the Loan Committee.
     (e) Any loan from the Plan will be evidenced by a note or notes (signed by the person applying for the loan) having such maturity, bearing such rate of interest, and containing such other terms as the Loan Committee will require by uniform and nondiscriminatory rules consistent with this Section 6.04 and proper lending practices.
     (f) All loans will bear a reasonable rate of interest which will be established by the Loan Committee.
     (g) Each loan will be fully secured by a pledge of the borrowing person’s Account balance. No more than 50 percent of the person’s Account balance (determined immediately after the origination of the loan) will be considered as security for any loan.
     (h) Generally, the term of the loan will not be more than five years. The Loan Committee may agree to a longer term (but not more than 15 years) only if such term is otherwise reasonable and the proceeds of the loan are to be used to acquire a dwelling which will be used within a reasonable time (determined at the time the loan is made) as the principal residence of the borrowing person.
     (i) The loan agreement will require level amortization over the term of the loan. A Member’s loan agreement will also require that loan repayments be made through payroll deductions. However, the level amortization requirement will not apply for a period, not longer than one year (or such longer period as may apply under the Uniformed Services Employment and Reemployment Rights Act of 1994 (“USERRA”)) that an eligible borrower is on a bona fide leave of absence, either without pay from the Employer or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan. However, the loan (including interest that accrues during the leave of absence) must be repaid by the five-year loan maturity deadline specified in paragraph (h) above (unless the loan was a home loan described in paragraph (h) above), and the amount of the installments due after the leave ends (or, if earlier, after the first anniversary of the leave or such longer period as may apply under USERRA) must not be less than the amount required under the terms of the original loan.
     (j) If a person fails to make a required payment by the last day of the calendar quarter following the calendar quarter in which the payment was due, the loan will be in default.
     (k) If a Member has an outstanding loan from the Plan at the time of his Separation From Service, the Member shall be provided an opportunity to pay the Trustee the outstanding loan principal balance and any accrued but unpaid interest. If the Member fails to so repay the loan, the Trustee will foreclose on the loan and the Member will be deemed to have received a Plan distribution of the amount foreclosed upon. The Trustee will not foreclose upon a Member’s Salary Deferral Contribution Account or QNEC Account until the Member’s Separation From Service.
     (l) If a Beneficiary defaults on his loan, the Trustee will foreclose on the loan and the Beneficiary will be deemed to have received a Plan distribution of the amount foreclosed upon.
     (m) No amount that is pledged as collateral for a Plan loan to a Member will be available for withdrawal before he has fully repaid his loan.
     (n) All interest payments made pursuant to the terms of the loan agreement will be credited to the borrowing person’s Account and will not be considered as general earnings of the Trust to be allocated to other Members.

ARTICLE VII
SERVICE
     7.01 Eligibility Service. For purposes of determining an Employee’s eligibility to participate in the Plan, the Employee shall receive credit for Eligibility Service commencing on the date he first performs an Hour of Service and ending on his Severance From Service Date. If an Employee Severs Service, he shall recommence earning Eligibility Service when he again performs an Hour of Service. When determining an Employee’s Eligibility Service, all Periods of Service, whether or not completed consecutively, shall be aggregated on a per day basis. If an Employee performs an Hour of Service within 12 months after he Severs Service, the intervening Period of Severance shall be counted as a Period of Service for eligibility purposes.
     7.02 Special Maternity or Paternity Absence Rules. Except as specified in this Section 7.06 below, the period of time between (a) the first anniversary of the first day of a Maternity or Paternity Absence of an Employee and (b) the second anniversary of the first day of the absence shall not be counted as a Period of Severance or as Eligibility Service. However, if the Employee returns to active employment with an Affiliated Employer prior to the expiration of twelve months following the earlier of (1) the date of his Separation From Service or (2) the second anniversary of the first day of his Maternity or Paternity Absence, he shall be granted Eligibility Service for the entire period of his Maternity or Paternity Absence.
     7.03 Vesting Service. For purposes of determining an Employee’s Nonforfeitable Interest in amounts credited to his Account, the Employee shall receive credit for one year of Vesting Service for each Plan Year during which he has at least 1,000 Hours of Employment.
     7.04 One-Year Break in Vesting Service.
     An Employee incurs a one-year break in Vesting Service if he has less than 501 Hours of Employment during a given Plan Year for reasons other than those approved as not constituting a break in Vesting Service under this Section 7.04. If an Employee is absent from work by reason of a Maternity or Paternity Absence, solely for purposes of determining whether a one-year break in Vesting Service has occurred, the Plan shall recognize as Hours of Employment which, but for the absence, would otherwise have been credited to the Employee, or if the Plan is unable to determine the Hours of Employment which would otherwise have been credited to him, the Plan shall credit him with eight Hours of Employment for each day of the period of absence; provided, however, that no more than 501 Hours of Employment shall be recognized by reason of such Maternity or Paternity Absence. Such Hours of Employment shall be credited to the Plan Year in which such Maternity or Paternity Absence begins if the Employee would be prevented from incurring a one-year break in Vesting Service in such Plan Year solely because Hours of Employment are recognized with respect to such period of absence in accordance herewith; otherwise, such Hours of Employment shall be credited to the following Plan Year.
     7.05 Transfers. If an Employee is transferred to the employ of an Affiliated Employer, he will continue to earn Eligibility Service and Vesting Service.

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     7.06 Employment Records Conclusive. The employment records of the Employer shall be conclusive for all determinations of Eligibility Service and Vesting Service.
     7.07 Service Credit Required under Federal Law. An Employee shall be credited with such additional years of Eligibility Service and Vesting Service as are required under any applicable law of the United States.

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ARTICLE VIII
VESTING OF ACCOUNTS
     8.01 Member Accounts Other Than Current Matching Contribution Account and Supplemental Contribution Account.
     A Member or former Member shall at all times have a fully Nonforfeitable Interest in his Salary Deferral Contribution Account, Catch-up Salary Deferral Account, Prior Matching Contribution Account, QNEC Account and Rollover Account.
     8.02 Current Matching Contribution Account and Supplemental Contribution Account.
     A Member or former Member shall have a Nonforfeitable Interest in his Current Matching Contribution Account and Supplemental Contribution Account in accordance with the following schedule:

Years of Vesting Service	Percent Vested
less than two years	0%

two years or more	100%
     Notwithstanding the foregoing, a Member or former Member shall have a Nonforfeitable Interest in his Current Matching Contribution Account and Supplemental Contribution Account:
     (i) upon attaining Normal Retirement Age while employed by an Affiliated Employer;
     (ii) upon his Separation From Service due to his death; or
     (iii) upon his incurring a Disability while employed by an Affiliated Employer.
     Notwithstanding the foregoing, a Member or former Member shall have no Nonforfeitable Interest in Matching Contributions that are made with respect to Excess Deferrals, Excess Contributions or Excess Aggregate Contributions (as such terms are defined in Appendix A) or a Catch-up Salary Deferral Contribution described in Section A.3.2(b)(4)(E) of Appendix A.
     Subject to the possible application of Section B.1.2 of Appendix B or Section 13.05, except as specified in this Section 8.02, a Member has no Nonforfeitable Interest in amounts credited to his Current Matching Contribution Account.

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ARTICLE IX
FORFEITURES AND RESTORATIONS
     9.01 Forfeiture on Termination of Participation.
     (a) If as a result of his Separation From Service a Member or former Member receives (or is deemed to receive under Section 5.04) a distribution of his entire Nonforfeitable Interest in his Account balance, the remaining Forfeitable Interest in his Account balance will be immediately forfeited upon the distribution.
     (b) If a Member or former Member does not receive a distribution as a result of his Separation From Service, his Forfeitable Interest in his Account balance will be permanently forfeited (with no right of reinstatement under Section 9.02) on the later of the date of his Separation From Service or the date on which he has incurred a five consecutive one-year breaks in Vesting Service (within the meaning of Section 7.04).
     9.02 Restoration of Forfeited Amounts.
     If a Member or former Member who forfeited any portion of his Account balance pursuant to the provisions of Section 9.01 subsequently performs an Hour of Employment, then the following provisions shall apply:
     (a) Repayment Requirement. The Member’s Account balance (unadjusted for gains or losses subsequent to the forfeiture) shall be restored if he repays to the Trustee the full amount of any distribution with respect to which the forfeiture arose prior to the earlier of (1) the date on which he incurs five consecutive one-year breaks in Vesting Service (within the meaning of Section 7.04) commencing after his distribution, or (2) the fifth anniversary of the first date on which the Member subsequently performs his first Hour of Employment after his Separation From Service. A Member who is deemed to have received a distribution under Section 7.04 (because he has no Nonforfeitable Interest in his Account balance) will be deemed to have repaid his Account balance upon his reemployment if he is reemployed before the earlier of the dates specified in clauses (1) and (2) of the preceding sentence.
     (b) Amount Restored. The amount to be restored under the preceding provisions of this Section 9.02 shall be the dollar value of the Account balance, both the amount distributed and the amount forfeited. The Member’s Account balance shall be restored as soon as administratively practicable after the later of the date the Member first performs an Hour of Employment after his Separation From Service or the date on which any required repayment is completed.
     (c) No Other Basis for Restoration. Except as otherwise provided in the Plan, a Member’s Account balance shall not be restored after it has been forfeited pursuant to Section 9.01.

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     9.03 Forfeitures by Lost Members or Beneficiaries.
     If a person who is entitled to a distribution cannot be located during a reasonable search after the Administrative Committee has initially attempted making payment, his Account balance shall be forfeited. However, if at any time prior to the termination of the Plan and the complete distribution of the Trust assets, the missing former Member or Beneficiary files a claim with the Administrative Committee for the forfeited Account balance, that Account balance shall be reinstated (without adjustment for trust income or losses during the period of forfeiture).

IX-2

ARTICLE X
INVESTMENT ELECTIONS
     10.01 Investment Funds Established. It is contemplated that the assets of the Plan shall be invested in such categories of assets as may be determined from time to time by the Committee and announced and made available on an equal basis to all Members and former Members. In accordance with procedures established by the Committee, each Member and former Member may designate the percentage of his Employer Matching Contribution Account, QNEC Account, Rollover Contribution Account and Salary Deferral Contribution Account to be invested in each investment fund available under the Plan. Up to one hundred percent of the Trust assets may be invested in Sponsor Stock.
     10.02 Election Procedures Established. The Committee shall, from time to time, establish rules to be applied in a nondiscriminatory manner as to all matters relating to the administration of the investment of funds including, but not limited to, the following:
     (a) the percentage of a Member’s or former Member’s Account as it exists, from time to time, that may be transferred from one fund to another and the limitations based on amounts, percentages, time, or frequency, if any, on such transfers;
     (b) the percentage of a Member’s future contributions, when allocated to his Account, that may be invested in any one or more funds and the limitations based upon amounts, percentages, time, or frequency, if any, on such investments in various funds;
     (c) the procedures for making investment elections and changing existing investment elections;
     (d) the period of notice required for making investment elections and changing existing investment elections;
     (e) the handling of income and change of value in funds when funds are in the process of being transferred between investment funds and to investment funds; and
     (f) all other matters necessary to permit the orderly operation of investment funds within the Plan.
When the Committee changes any previous applicable rule, it shall state the effective time of the change and the procedures for complying with any such change. Any change shall remain effective until such date as stated in the change, or if none is stated, then until revoked or changed in a like manner.

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ARTICLE XI
VOTING OF SPONSOR STOCK AND TENDER OFFERS
     11.01 Voting of Sponsor Stock. When the Sponsor files preliminary or final proxy solicitation materials with the Securities and Exchange Commission, the Sponsor shall cause a copy of all materials to be simultaneously sent to the Trustee. Based on these materials, the Trustee shall prepare a voting instruction form. At the time of mailing of notice of each annual or special stockholders’ meeting of the Sponsor, the Sponsor shall cause a copy of the notice and all proxy solicitation materials to be sent to each Member with an interest in Sponsor Stock held in the Trust, together with the foregoing voting instruction form to be returned to the Trustee or its designee. The form shall show the number of full and fractional shares of the Sponsor Stock credited to each Member’s or former Member’s Account. The Sponsor shall provide the Trustee with a copy of any materials provided to the Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to the Members and former Members.
     Each Member and former Member with an interest in Sponsor Stock held in the Trust shall have the right to direct the Trustee as to the manner in which the Trustee is to vote the number of shares of the Sponsor Stock reflecting such Member’s or former Member’s proportional interest in the Sponsor Stock held in the Trust. Directions from a Member or former Member to the Trustee concerning the voting of the Sponsor Stock shall be communicated in writing, or by mailgram or similar means. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the Sponsor must have the safeguarded information in order to comply with federal laws or state laws not preempted by ERISA. Upon its receipt of the directions, the Trustee shall vote the shares of the Sponsor Stock reflecting the Member’s or former Member’s proportional interest in the Sponsor Stock held in the Trust as directed by the Member or former Member. The Trustee shall vote shares of the Sponsor Stock reflecting such Member’s or former Member’s proportional interest in the Sponsor Stock held in the Trust for which it has received no directions from the Member or former Member in the same proportion on each issue as it votes those shares for which it received voting directions from Members and former Members. The Trustee shall vote shares of the Sponsor Stock not credited to Members’ or former Members’ Accounts in the same proportion on each issue as it votes those shares credited to Members’ and former Members’ Accounts for which it received voting directions from Members and former Members.
     11.02 Tender Offers. Upon commencement of a tender offer for any securities held in the Trust that are the Sponsor Stock, the Sponsor shall notify each Member and former Member of the tender offer and utilize its best efforts to timely distribute or cause to be distributed to each Member and former Member the same information that is distributed to other stockholders of the Sponsor in connection with the tender offer, and, after consulting with the Trustee, shall provide and pay for a means by which the Member or former Member may direct the Trustee whether or not to tender the Sponsor Stock credited to the Member’s or former Member’s Accounts. The Sponsor shall provide the Trustee with a copy of any material provided to the Members and former Members and shall certify to the Trustee that the materials have been mailed or otherwise sent to Members and former Members.

     Each Member and former Member shall have the right to direct the Trustee to tender or not to tender some or all of the shares of the Sponsor Stock reflecting his proportional interest in the Sponsor Stock held in the Trust. Directions from a Member or former Member to the Trustee concerning the tender of the Sponsor Stock shall be communicated in writing, or by mailgram or such similar means as is agreed upon by the Trustee and the Sponsor under the preceding paragraph. These directions shall be held in confidence by the Trustee and shall not be divulged to the Sponsor, or any officer or employee thereof, or any other person except to the extent that the consequences of such directions are reflected in reports regularly communicated to any such persons in the ordinary course of the performance of the Trustee’s services hereunder. The Trustee shall tender or not tender shares of Sponsor Stock as directed by the Member or former Member. To the extent that Members or former Members fail to affirmatively direct the Trustee or fail to issue valid directions to the Trustee to tender shares of the Sponsor Stock credited to their Accounts, those Members or former Members will be deemed to have instructed the Trustee not to tender those shares. Accordingly, the Trustee shall not tender shares of Sponsor Stock credited to a Member’s or former Member’s Accounts for which it has received no directions or invalid directions from the Member or former Member.
     The Trustee shall tender that number of shares of the Sponsor Stock not credited to Members’ or former Members’ Accounts which is determined by multiplying the total number of shares of the Sponsor Stock not credited to Members’ or former Members’ Accounts by a fraction of which the numerator is the number of shares of the Sponsor Stock credited to Members’ or former Members’ accounts for which the Trustee has received valid directions from Members or former Members to tender (which directions have not been withdrawn as of the date of this determination) and of which the denominator is the total number of shares of the Sponsor Stock credited to Members’ or former Members’ Accounts.
     A Member or former Member who has directed the Trustee to tender some or all of the shares of the Sponsor Stock credited to the Member’s or former Member’s Accounts may, at any time prior to the tender offer withdrawal date, direct the Trustee to withdraw some or all of the tendered shares, and the Trustee shall withdraw the directed number of shares from the tender offer prior to the tender offer withdrawal deadline. Prior to the withdrawal deadline, if any shares of the Sponsor Stock not credited to Members’ or former Members’ Accounts have been tendered, the Trustee shall redetermine the number of shares of the Sponsor Stock that would be tendered under this Section 11.02 if the date of the foregoing withdrawal were the date of determination, and withdraw from the tender offer the number of shares of the Sponsor Stock not credited to Members’ or former Members’ Accounts necessary to reduce the amount of tendered Sponsor Stock not credited to Members’ or former Members’ Accounts to the amount so redetermined. A Member or former Member shall not be limited as to the number of directions to tender or withdraw that the Member or former Member may give to the Trustee.
     A direction by a Member or former Member to the Trustee to tender shares of the Sponsor Stock reflecting the Member’s or former Member’s proportional interest in the Sponsor Stock held in the Trust shall not be considered a written election under the Plan by the Member or former Member to withdraw, or have distributed, any or all of his withdrawable shares. The Trustee shall credit to each proportional interest of the Member or former Member from which the tendered shares were taken the proceeds received by the Trustee in exchange for the shares of the Sponsor Stock tendered from that interest.

     11.03 Shares Credited. For all purposes of this Article, the number of shares of the Sponsor Stock deemed “credited” to a Member’s or former Member’s Accounts as of the relevant date (the record date or the date specified in the tender offer) shall be calculated by reference to the number of shares reflected on the books of the transfer agent as of the relevant date. In the case of a tender offer, the number of shares credited shall be determined as of a date as close as administratively feasible to the relevant date.
     11.04 Conversion. All provisions in this Article shall also apply to any securities received as a result of a conversion of the Sponsor Stock.
     11.05 Named Fiduciary. For purposes of ERISA, each Member or former Member shall be the named fiduciary for purposes of section 403(a)(1) of ERISA in connection with the exercise of voting and tender offer rights relating to shares of the Sponsor Stock credited to his Accounts and any shares of the Sponsor Stock not credited to his Accounts that may be affected by his voting or tender decision.

ARTICLE XII
ADOPTION OF PLAN BY OTHER EMPLOYERS
     12.01 Adoption Procedure. Any business organization may, with the approval of the Board, adopt the Plan by:
     (a) a certified resolution or consent of the board of directors of the adopting Employer or an executed adoption instrument (approved by the board of directors of the adopting Employer) agreeing to be bound as an Employer by all the terms, conditions and limitations of the Plan except those, if any, specifically described in the adoption instrument; and
     (b) providing all information required by the Committee and the Trustee.
     12.02 No Joint Venture Implied. The document which evidences the adoption of the Plan by an Employer shall become a part of the Plan. However, neither the adoption of the Plan and the Trust by an Employer nor any act performed by it in relation to the Plan and the Trust shall ever create a joint venture or partnership relation between it and any other Employer.
     12.03 All Trust Assets Available to Pay All Benefits. The Accounts of Members employed by the Employers that adopt the Plan shall be commingled for investment purposes. All assets in the Trust shall be available to pay benefits to all Members employed by any Employer.
     12.04 Qualification a Condition Precedent to Adoption and Continued Participation. The adoption of the Plan and the Trust by a business organization is contingent upon and subject to the express condition precedent that the initial adoption meets all statutory and regulatory requirements for qualification of the Plan and the exemption of the Trust that are applicable to it and that the Plan and Trust continue in operation to maintain their qualified and exempt status. In the event the adoption fails to initially qualify, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust assets applicable to the adoption shall be immediately returned to the adopting business organization and the adoption shall be void ab initio. In the event the adoption as to a given business organization later becomes disqualified and loses its exemption for any reason, the adoption shall fail retroactively for failure to meet the condition precedent and the portion of the Trust assets allocable to the adoption by that business organization shall be immediately spun off, retroactively as of the last date for which the Plan qualified, to a separate trust for its sole benefit and an identical but separate Plan shall be created, retroactively effective as of the last date the Plan as adopted by that business organization qualified, for the benefit of the Members covered by that adoption.

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ARTICLE XIII
AMENDMENT AND TERMINATION
     13.01 Right to Amend and Limitations Thereon. The Sponsor has the sole right to amend the Plan. An amendment may be made by a certified resolution or consent of the Board, or by an instrument in writing executed by the appropriate officer of the Sponsor. The amendment must describe the nature of the amendment and its effective date. No amendment shall:
     (a) vest in an Employer any interest in the Trust;
     (b) cause or permit the Trust assets to be diverted to any purpose other than the exclusive benefit of the present or future Members and their Beneficiaries except under the circumstances described in Section 3.11;
     (c) decrease the Account of any Employee, or eliminate an optional form of payment in violation of section 411(d)(6) of the Code;
     (d) increase substantially the duties or liabilities of the Trustee without its written consent; or
     (e) change the vesting schedule to one which would result in the a Member’s Nonforfeitable Interest in amounts credited to his Account (determined as of the later of the date of the adoption of the amendment or of the effective date of the amendment) of any Member being less than the Nonforfeitable Interest computed under the Plan without regard to the amendment. If the Plan’s vesting schedule is amended, if the Plan is amended in any other way that affects the computation of the Member’s Nonforfeitable Interest, or if the Plan is deemed amended by an automatic change to or from a top-heavy vesting schedule, each Member with at least three years of Vesting Service as of the date of the amendment or change shall have his Nonforfeitable Interest computed under the Plan without regard to the amendment or the change if that results in a higher Nonforfeitable Interest.
     Each Employer shall be deemed to have adopted any amendment made by the Sponsor unless the Employer notifies the Committee of its rejection in writing within 30 days after it receives a copy of the amendment. A rejection shall constitute a withdrawal from the Plan by that Employer unless the Sponsor acquiesces in the rejection.
     13.02 Mandatory Amendments. The Contributions of each Employer to the Plan are intended to be:
     (a) deductible under the applicable provisions of the Code;
     (b) except as otherwise prescribed by applicable law, exempt from the Federal Social Security Act;

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     (c) except as otherwise prescribed by applicable law, exempt from withholding under the Code; and
     (d) excludable from any Employee’s regular rate of pay, as that term is defined under the Fair Labor Standards Act of 1938, as amended.
     The Sponsor shall make any amendment necessary to carry out this intention, and it may be made retroactively.
     13.03 Withdrawal of Employer. An Employer may withdraw from the Plan and the Trust if the Sponsor does not acquiesce in its rejection of an amendment or by giving written notice of its intent to withdraw to the Committee. The Committee shall then determine the portion of the Trust assets that is attributable to the Members employed by the withdrawing Employer and shall notify the Trustee to segregate and transfer those assets to the successor trustee when it receives a designation of the successor from the withdrawing Employer.
     A withdrawal shall not terminate the Plan and the Trust with respect to the withdrawing Employer, if the Employer either appoints a successor trustee and reaffirms the Plan and the Trust as its new and separate plan and trust intended to qualify under section 401(a) of the Code, or establishes another plan and trust intended to qualify under section 401(a) of the Code.
     The determination of the Committee, in its sole discretion, of the portion of the Trust assets that is attributable to the Members employed by the withdrawing Employer shall be final and binding upon all parties; and, the Trustee’s transfer of those assets to the designated successor Trustee shall relieve the Trustee of any further obligation, liability or duty to the withdrawing Employer, the Members employed by that Employer and their Beneficiaries, and the successor trustee.
     13.04 Termination of Plan. The Sponsor may terminate the Plan and the Trust with respect to all Employers by executing and delivering to the Committee and the Trustee, a notice of termination, specifying the date of termination.
     13.05 Partial or Complete Termination or Complete Discontinuance of Contributions. Without regard to any other provision of the Plan, if there is a partial or total termination of the Plan or there is a complete discontinuance of the Employer’s Contributions, each of the affected Members shall immediately have a fully Nonforfeitable Interest in amounts credited to his Accounts as of the end of the last Plan Year for which a substantial Employer Contribution was made and in any amounts later allocated to his Account. If the Employer then resumes making substantial Contributions at any time, the appropriate vesting schedule shall again apply to all amounts allocated to each affected Member’s Account beginning with the Plan Year for which they were resumed.

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ARTICLE XIV
MISCELLANEOUS
     14.01 Plan Not an Employment Contract. The maintenance of the Plan and the Trust is not a contract between any Employer and its Employees which gives any Employee the right to be retained in its employment. Likewise, it is not intended to interfere with the rights of any Employer to discharge any Employee at any time or to interfere with the Employee’s right to terminate his employment at any time.
     14.02 Benefits Provided Solely From Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust. No Employer assumes any liability or responsibility to pay any benefit provided by the Plan.
     14.03 Assignments Prohibited. No principal or income payable or to become payable from the Trust assets shall be subject to anticipation or assignment by a Member, former Member, or by a Beneficiary to attachment by, interference with, or control of any creditor of a Member, former Member, or Beneficiary; or to being taken or reached by any legal or equitable process in satisfaction of any debt or liability of a Member, former Member, or Beneficiary prior to its actual receipt by the Member, former Member, or Beneficiary. Any attempted conveyance, transfer, assignment, mortgage, pledge, or encumbrance of any Trust assets, any part of it, or any interest in it by a Member, former Member, or Beneficiary prior to distribution shall be void, whether that conveyance, transfer, assignment, mortgage, pledge, or encumbrance is intended to take place or become effective before or after any distribution of Trust assets or the termination of the Trust itself. The Trustee shall never under any circumstances be required to recognize any conveyance, transfer, assignment, mortgage, pledge or encumbrance by a Member, former Member, or Beneficiary of the Trust, any part of it, or any interest in it, or to pay any money or thing of value to any creditor or assignee of a Member, former Member, or Beneficiary for any cause whatsoever. These prohibitions against the alienation of a Member’s Account shall not apply to a Qualified Domestic Relations Order or to a voluntary revocable assignment of benefits not in excess of ten percent of the amount of any payment from the Plan if such assignment complies with Regulations issued under 401(a)(13) of the Code. Further, effective for judgments, orders and decrees issued and settlement agreements entered into, on and after August 5, 1997, these prohibitions shall not apply to any offset of a Member’s benefit under the Plan against an amount that the Member or former Member is ordered or required to pay to the Plan if (a) the order or requirement to pay (1) arises under a judgment of conviction for a crime involving the Plan, (2) arises under a civil judgment (including a consent order or decree) entered by a court in an action brought in connection with a violation or an alleged violation of part 4 of subtitle B of title I of ERISA, or (3) is pursuant to a settlement agreement between the Secretary of Labor and the Member or former Member in connection with an alleged violation of part 4 of subtitle B of title I of ERISA by a fiduciary or any other person and (b) the judgment, order, decree or settlement agreement expressly provides for the offset of all or a part of the amount ordered or required to be paid to the Plan against the Member’s or former Member’s benefits provided under the Plan.
     14.04 Requirements Upon Merger or Consolidation of Plans. The Plan shall not merge or consolidate with or transfer any assets or liabilities to any other plan unless each

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Member would receive a benefit immediately after the merger, consolidation, or transfer which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation, or transfer (if the Plan had then terminated).
     14.05 Gender of Words Used. If the context requires it, words of one gender when used in the Plan shall include the other gender, and words used in the singular or plural shall include the other.
     14.06 Severability. Each provision of this Agreement may be severed. If any provision is determined to be invalid or unenforceable, that determination shall not affect the validity or enforceability of any other provision.
     14.07 Reemployed Veterans. Effective December 12, 1994, the requirements of the Uniformed Services Employment and Reemployment Rights Act of 1994 will be complied with in the operation of the Plan in the manner permitted under section 414(u) of the Code. Notwithstanding any other provision of the Plan, Contributions, Eligibility Service and Vesting Service with respect to a person who has engaged in qualified military service will be provided in accordance with section 414(u) of the Code.
     14.08 Limitations on Legal Actions. No person may bring an action pertaining to the Plan or the Trust until he has exhausted his administrative claims and appeal remedies identified in Section 5.13. Further, no person may bring an action pertaining to a claim for benefits under the Plan or the Trust following 120 days after the Committee’s final denial of his claim for benefits.
     14.09 Governing Law. The provisions of the Plan shall be construed, administered, and governed under the laws of the United States unless the specific matter in question is governed by state law in which event the laws of the State of Texas shall apply.

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     IN WITNESS WHEREOF, The Men’s Wearhouse, Inc. has caused this Agreement to be executed, in multiple counterparts, each of which shall be deemed to be an original, to be effective the 1st day of April, 2007, except for those provisions which have an earlier effective date provided by law, or as otherwise provided under applicable provisions of the Plan.

THE MEN’S WEARHOUSE, INC.

By	/s/ Kirk H. Warren

Title	VP – Administration and Benefits
Date	March 30, 2007

APPENDIX A
LIMITATIONS ON CONTRIBUTIONS AND ALLOCATIONS
PART A.1 Definitions
     Definitions. As used herein the following words and phrases have the meaning attributed to them below:
     A.1.1 “Actual Contribution Percentage” or “ACP” means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(m) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee’s Annual Compensation for the Plan Year.
     A.1.2 “Actual Contribution Ratio” or ACR” means the ratio of Section 401(m) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee’s Annual Compensation for the same Plan Year. For this purpose, Annual Compensation for any portion of the Plan Year in which the Employee was not an eligible Employee (as defined in Section A.2.4) will not be taken into account. An Employee’s ACR will be calculated to the nearest hundredth of a percentage point.
     A.1.3 “Actual Deferral Percentage” or ADP” means, for a specified group of Employees for a Plan Year, the average of the ratios (calculated separately for each Employee in the group) of the amount of Section 401(k) Contributions actually paid into the Trust on behalf of the Employee for the Plan Year to the Employee’s Annual Compensation for the Plan Year.
     A.1.4 “Actual Deferral Ratio” or “ADR” means the ratio of Section 401(k) Contributions actually paid into the Trust on behalf of an Employee for a Plan Year to the Employee’s Annual Compensation for the same Plan Year. For this purpose, Annual Compensation for any portion of the Plan Year in which the Employee was not an eligible Employee (as defined in Section A.2.3) will not be taken into account. An Employee’s ADR will be calculated to the nearest hundredth of a percentage point.
     A.1.5 “Annual Additions” means the sum of the following amounts credited on behalf of a Member for the Limitation Year: (a) Employer contributions excluding Catch-up Salary Deferral Contributions and including Salary Deferral Contributions, (b) Employee after-tax contributions, and (c) forfeitures. For this purpose, Employee contributions are determined without regard to any rollover contributions (as defined in sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3) and 457(e)(16) of the Code without regard to employee contributions to a simplified employee pension which are excludable from gross income under section 408(k)(6) of the Code). Excess 401(k) Contributions for a Plan Year are treated as Annual Additions for that Plan Year even if they are corrected through distribution. Excess Deferrals that are timely distributed as set forth in Section A.3.1 will not be treated as Annual Additions.
     A.1.6 “Excess Aggregate 401(m) Contributions” means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(m) Contributions actually paid into the Trust on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section A.2.4.
     A.1.7 “Excess Amount” means the excess of the Annual Additions credited to the Member’s Account for the Limitation Year over the Maximum Permissible Amount.
     A.1.8 “Excess Deferrals” shall have the meaning specified in Section A.2.2.
     A.1.9 “Excess 401(k) Contributions” means, with respect to any Plan Year, the excess of (a) the aggregate amount of Section 401(k) Contributions actually paid to the Trustee on behalf of Highly Compensated Employees for the Plan Year over (b) the maximum amount of those contributions permitted under the limitations set out in the first sentence of Section A.2.3.
     A.1.10 “Limitation Year” shall mean the Plan Year. All qualified plans maintained by any Affiliated Employer must use the same Limitation Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year must begin on a date within the Limitation Year in which the amendment is made.
     A.1.11 “Maximum Permissible Amount” means the lesser of (1) $40,000.00 as adjusted by the Secretary of Treasury for increases in the cost of living or (2) 100 percent of the Member’s Annual Compensation for the Limitation Year. The Annual Compensation limitation referred to in clauses (2) of the immediately preceding sentences shall not apply to any contribution for medical benefits (within the meaning of section 401(h) or section 419A(f)(2) of the Code) that is otherwise treated as an Annual Addition under section 415(l)(1) or section 419A(d)(2) of the Code. If a short Limitation Year is created because of an amendment changing the Limitation Year to a different 12-consecutive month period, the Maximum Permissible Amount shall not exceed the dollar limitation in effect under section 415(c)(1)(A) of the Code multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.
     A.1.12 “Section 401(k) Contributions” means the sum of Salary Deferral Contributions made on behalf of the Member during the Plan Year, and QNECs that the Employer elects to have treated as section 401(k) Contributions pursuant to section 401(k)(3)(d)(ii) of the Code. Catch-up Salary Deferral Contributions, other than those that are characterized as Catch-Up Salary Deferral Contributions solely because they exceed the ADP test limitation, are not Section 401(k) Contributions.
     A.1.13 “Section 401(m) Contributions” means the sum of Matching Contributions and after-tax contributions made on behalf of the Member during the Plan Year and other amounts that the Employer elects to have treated as Section 401(m) Contributions pursuant to section 401(m)(3)(B) of the Code.
     A.1.14 “Section 410(a)(1)(A) Minimum Age and Service Requirements” means the minimum age and service requirements of section 410(a)(1)(A) of the Code.

PART A.2 Limitations on Contributions
     A.2.1 Limitations Based Upon Deductibility and the Maximum Allocation Permitted to a Member’s Account. Notwithstanding any other provision of the Plan, no Employer shall make any contribution that would be a nondeductible contribution within the meaning of section 4972 of the Code or that would cause the limitation on allocations to each Member’s Account under section 415 of the Code and Section A.4.1 to be exceeded.
     A.2.2 Dollar Limitation Upon Salary Deferral Contributions. The maximum Salary Deferral Contribution that a Member may elect to have made on his behalf during a calendar year may not, when added to his elective deferrals (as defined in Regulation section 1.402(g)-1(b)) under other plans or arrangements which are both (1) described in sections 401(k), 403(b), 408(k) and 408(p)(2) of the Code and (2) maintained by the Employer or an Affiliated Employer, exceed the amount of the limitation in effect under section 402(g)(1) of the Code for the Member’s taxable year beginning in such calendar year. To the extent that a Salary Deferral Contribution exceeds this limitation it shall be characterized as an “Excess Deferral.” Further, to the extent that a Member, in accordance with procedures established by the Committee, allocates to the Plan any deferral (as defined in Regulation section 1.402(g)-1(b)) in excess of the Code section 402(g) limitation made under plan(s) of any entities unrelated to the Affiliated Employers by March 1 of the calendar year following the calendar year in which such excess deferrals were made, such amounts shall be characterized as an “Excess Deferral.” Any Matching Contribution, and earnings thereon, with respect to an Excess Deferral will be forfeited.
     A.2.3 Limitation Based Upon Actual Deferral Percentage. The Actual Deferral Percentage for eligible Highly Compensated Employees for the Plan Year being tested must bear a relationship to the Actual Deferral Percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:
     (a) the Actual Deferral Percentage of the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by 1.25; or
     (b) the excess of the Actual Deferral Percentage of the eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Deferral Percentage of the eligible Highly Compensated Employees is not more than the Actual Deferral Percentage of all other eligible Employees multiplied by two.
     The Actual Deferral Percentage for a group of eligible Employees (either eligible NHCEs or eligible HCEs) is calculated to the nearest hundredth of a percentage point.
     Eligible Employees. For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to make Salary Deferral Contributions for all or part of the Plan Year. A person who is suspended from making Salary Deferral Contributions because he has made a withdrawal is an eligible Employee. If no Salary Deferral Contributions are made for an eligible Employee, the Actual Deferral Ratio that shall be included for him in determining the Actual Deferral Percentage is zero.

     Aggregation of Cash or Deferred Arrangements. If the Plan and any other plan or plans which include cash or deferred arrangements are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, the cash or deferred arrangements included in the Plan and the other plans shall be treated as one cash or deferred arrangement for purposes of this Section A.2.3. Except as specified below and in Regulations, a cash or deferred arrangement may not be permissively aggregated with the Plan if the cash or deferred arrangement and the Plan apply inconsistent testing methods. For example, another cash or deferred arrangement may not be aggregated with the Plan if the other cash or deferred arrangement applies the current year testing method.
     Pursuant to section 401(k)(3)(A) of the Code the ADR of an HCE who is an eligible employee in more than one cash or deferred arrangement of Affiliated Employers is calculated by treating all contributions with respect to such employee as being made under the cash or deferred arrangement being tested. However, cash or deferred arrangements are not to be so aggregated if they are not permitted to be aggregated under § 1.401(k)-1(b)(4) (determined without regard to the rules prohibiting aggregation of cash or deferred arrangements with inconsistent testing methods set forth in Regulation section 1.401(k)-1(b)(iii)(B) and the rules prohibiting aggregation of plans with different plan years set forth in Regulation section 1.410(b)-7(d)(5)).
     Disaggregation of Cash or Deferred Arrangements. A cash or deferred arrangement included in a plan (as defined in Regulation section 1.410(b)-7(b)) that is mandatorily disaggregated under the rules of section 410(b) of the Code (as modified by Regulation section 1.401(k)-1(b)(4), the cash or deferred arrangement must be disaggregated in a consistent manner. Restructuring under Regulation section 1.401(a)(4)-9(c) may not be used to demonstrate compliance with the requirements of section 401(k) of the Code.
     Contributions That May Be Taken Into Account For The Actual Deferral Percentage Test. A Salary Deferral Contribution will be taken into account under the Actual Deferral Percentage test of section 401(k) of the Code and this Section for a Plan Year only if (i) it relates to Considered Compensation that either would have been received by the Employee in the Plan Year (but for the deferral election) or is attributable to services performed by the Employee during the Plan Year and would have been received by the Employee within two weeks after the close of the Plan Year (but for the deferral election). In addition, a Section 401(k) Contribution will be taken into account under the Actual Deferral Percentage test of section 401(k) of the Code and this Section for a Plan Year only if it is allocated to an Employee as of a date within that Plan Year (i) or is attributable to services performed by the Employee during the Plan Year (ii) is paid in the Employee’s final regular paycheck, and (iii) would have been received by the Employee within two weeks after the close of the Plan Year (but for the deferral election). For this purpose a Section 401(k) Contribution is considered allocated as of a date within a Plan Year if the allocation is not contingent on participation or performance of services after such date and the Section 401(k) Contribution is actually paid to the Trust no later than 12 months after the Plan Year to which the Section 401(k) Contribution relates.

     Contributions That May Not Be Taken Into Account For The Actual Deferral Percentage Test.
     Catch-up Contributions. Catch-up Salary Deferral Contributions that exceed the maximum amount of Salary Deferral Contributions permitted by the Committee under Section 3.1 of the Plan or the limit under section 401(a)(30) of the Code or section 415(c) of the Code are not taken into account for ADP testing purposes.
     Additional Elective Contributions For Qualified Military Service. Additional elective contributions made pursuant to section 414(u) of the Code by reason of an eligible employee’s qualified military service are not taken into account for ADP testing purposes.
     QNECs That Are Disproportionate Contributions. QNECs for an NHCE for a Plan Year cannot be taken into account for ADP testing purposes to the extent that such contributions exceed the NHCE’s Annual Compensation multiplied by the greater of (1) five percent (5%) or (2) two times the Plan’s representative contribution rate. The Plan’s “representative contribution rate” is the lowest applicable contribution rate of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year or, if greater, the lowest applicable contribution rate of any eligible NHCE in the group of all eligible NHCEs for the Plan Year and who is employed by the Employer on the last day of the Plan Year. For purposes of determining the Plan’s representative contribution rate, the “applicable contribution rate” for an eligible NHCE is the QNECs made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Annual Compensation for the same period.
     Notwithstanding the prior paragraph, QNECs for an NHCE can be taken into account for the ADP test if they are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year to the extent such QNECs do not exceed ten percent (10%) of the NHCE’s Annual Compensation.
     QNECs that are taken account under the ACP test must be disregarded for purposes of the ADP test and for purposes of determining the Plan’s representative contribution rate.
     Excess Deferrals for NHCEs. Elective deferrals of an NHCE shall not be taken into account for purposes of the ADP test to the extent they are Excess Deferrals prohibited under section 401(a)(30) of the Code. To the extent the Excess Deferrals for NHCEs are not prohibited under section 401(a)(30) of the Code they will be taken into account for purposes of the ADP test even if they are distributed pursuant to Regulation section 1.402(g)-1(e).
     Elective Contributions Used to Satisfy ACP Test. Except to the extent necessary to demonstrate satisfaction of the requirement of Regulation section 1.401(m)-2(a)(6)(i), elective contributions taken into account for the ACP test under Regulation section 1.401(m)-2(a)(6) may not be taken into account for the ADP test.
     Contributions Only Used Once. QNECs cannot be taken into account for purposes of the ADP test to the extent they are taken into account for purposes of satisfying any other ADP test, any ACP test, or the requirements of Regulation section 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4.

     Special Testing Rule. If the section 410(b) test is applied by excluding Employees who have not attained the Section 410(a)(1)(A) Minimum Age and Service Requirements, then the Plan must either (1) be disaggregated into two separate plans for ADP testing purposes, one covering Employees who have not attained the Section 410(a)(1)(A) Minimum Age and Service Requirements, and the other covering Employees who have attained the Section 410(a)(1)(A) Minimum Age and Service Requirements, or (2) perform the ADP test by determining the ADP for all eligible HCEs for the applicable Plan Year and the ADP of eligible NHCEs for the applicable Plan Year disregarding all NHCEs who have not attained the Section 410(a)(1)(A) Minimum Age and Service Requirements.
     Compliance With Code and Regulations. The ADP test for the Plan will be performed in compliance with the terms of the Plan, section 401(k)(3) of the Code and Regulation section 1.401(k)-2.
     A.2.4 Limitation Based Upon Actual Contribution Percentage. The Actual Contribution Percentage for eligible Highly Compensated Employees for the Plan Year being tested must bear a relationship to the Actual Contribution Percentage for all other eligible Employees for the preceding Plan Year which meets either of the following tests:
     (a) the Actual Contribution Percentage of the eligible Highly Compensated Employees is not more than the Actual Contribution Percentage of all other eligible Employees multiplied by 1.25; or
     (b) the excess of the Actual Contribution Percentage of the eligible Highly Compensated Employees over that of all other eligible Employees is not more than two percentage points, and the Actual Contribution Percentage of the eligible Highly Compensated Employees is not more than the Actual Contribution Percentage of all other eligible Employees multiplied by two.
     The Actual Contribution Percentage for a group of eligible Employees (either eligible NHCEs or eligible HCEs) is calculated to the nearest hundredth of a percentage point.
     Eligible Employees. For purposes of this test an eligible Employee is an Employee who is directly or indirectly eligible to receive an allocation of Matching Contributions for all or part of the Plan Year. Except as provided below, an Employee who would be eligible to receive an allocation of Matching Contributions but for his election not to participate is an eligible Employee. An Employee who would be eligible to receive an allocation of Matching Contributions but for the limitations on his Annual Additions imposed by section 415 of the Code is an eligible Employee. If no Section 401(m) Contributions are made on behalf of an eligible Employee the Actual Contribution Ratio that shall be included for him in determining the Contribution Percentage is zero.
     Aggregation of Plans. If the Plan and any other plan or plans to which Section 401(m) Contributions are made are considered as one plan for purposes of section 401(a)(4) or 410(b) of the Code, the Plan and those plans are to be treated as one. The Actual Contribution Ratio of a Highly Compensated Employee who is eligible to participate in more than one plan of an Affiliated employer to which employee or matching contributions are made is calculated by treating all the plans in which the Employee is eligible to participate as one plan. However, plans that are not permitted to be aggregated under Regulation section 1.410(m)-1(b)(3)(ii) are not aggregated for this purpose. The Plan may not be permissively aggregated with another plan for ACP testing purposes if the other plan applies inconsistent testing methods. For example, the Plan may not be aggregated with a plan that applies the current year testing method.
     Disaggregation of Plans. If employee contributions or matching contributions are included in a plan (as defined in Regulation section 1.410(b)-7(b)) that is mandatorily disaggregated under the rules of section 410(b) of the Code (as modified by Regulation section 1.401(m)-1(b)(4), the employee contributions and matching contributions under that plan must be disaggregated in a consistent manner. Restructuring under Regulation section 1.401(a)(4)-9(c) may not be used to demonstrate compliance with the requirements of section 401(m) of the Code. The mandatory disaggregation rules relating to section 401(k) plans and section 401(m) plans set forth in Regulation section 1.410(b)-7(c)(1) and to ESOP and non-ESOP portions of a plan set forth in Regulation section 1.410(b)-7(c)(2) shall not apply for purposes of the ACP test.
     Contributions That May Be Taken Into Account For ACP Test.
     A Matching Contribution will be taken into account under this Section for a Plan Year only if (1) it is allocated to the Employee’s Account as of a date within the Plan Year, (2) it is paid to the Trust no later than the end of the 12-month period beginning after the close of the Plan Year, and (3) it is made on behalf of an Employee on account of his Salary Deferral Contributions or after-tax contributions for the Plan Year. At the election of the Employer, a Member’s Salary Deferral Contributions, and QNECs made on behalf of the Member during the Plan Year shall be treated as Section 401(m) Contributions that are Matching Contributions provided that the conditions set forth in Regulation section 1.401(m)-1(b)(5) are satisfied. Salary Deferral Contributions may not be treated as Matching Contributions for purposes of the contribution percentage test set forth in this Section unless such contributions, including those taken into account for purposes of the test set forth in this Section, satisfy the actual deferral percentage test set forth in Section A.2.3.
     Contributions That May Not Be Taken Into Account for ACP Test.
     Additional Employee Contributions and Matching Contributions For Qualified Military Service.
     Additional employee contributions and matching contributions made pursuant to section 414(u) of the Code by reason of an eligible employee’s qualified military service are not taken into account for ACP testing purposes.
     Matching Contributions That Are Disproportionate Contributions.
     Matching contributions for an NHCE for a Plan Year cannot be taken into account for ACP testing purposes to the extent that such contributions exceed the greatest of (1) 5% of the NHCE’s Annual Compensation, (2) two times the Plan’s representative matching rate and the NHCE’s elective deferrals and employee after-tax contributions for the Plan Year and (3) the NHCE’s elective deferrals and employee after-tax contributions for the Plan Year. The Plan’s “representative matching rate” is the lowest matching rate of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year who make elective deferrals or employee after-tax contributions for the Plan Year or, if greater, the lowest matching rate for all eligible NHCEs for the Plan Year who are employed by the employer on the last day of the Plan Year and who make elective deferrals or employee after-tax contributions for the Plan Year. The matching rate for an eligible NHCE is the matching contributions made for the NHCE for the Plan Year, divided by the eligible NHCE’s elective deferrals and employee after-tax contributions for the Plan Year. If the matching rate is not the same for all levels of elective deferrals for an NHCE, the NHCE’s matching rate is determined assuming that the NHCE’s elective deferrals are equal to six percent of Annual Compensation.
     QNECs That Are Disproportionate Contributions.
     QNECs for an NHCE for a Plan Year cannot be taken into account for ACP testing purposes to the extent that such contributions exceed the NHCE’s Annual Compensation multiplied by the greater of (1) 5% or (2) two times the Plan’s representative contribution rate. The Plan’s “representative contribution rate” is the lowest applicable contribution rate of any eligible NHCE among a group of eligible NHCEs that consists of half of all eligible NHCEs for the Plan Year or, if greater, the lowest applicable contribution rate of any eligible NHCE in the group of all eligible NHCEs for the Plan Year and who is employed by the employer on the last day of the Plan Year. For purposes of determining the Plan’s representative contribution rate, the “applicable contribution rate” for an eligible NHCE is the sum of the matching contributions taken into account under the ACP test for the eligible NHCE for the Plan Year and the QNECs made for the eligible NHCE for the Plan Year, divided by the eligible NHCE’s Annual Compensation for the same period.
     However, notwithstanding the prior paragraph, QNECs for an NHCE may be taken into account for the ACP test if they are made in connection with an Employer’s obligation to pay prevailing wages under the Davis-Bacon Act (46 Stat. 1494), Public Law 71-798, Service Contract Act of 1965 (79 Stat. 1965), Public Law 89-286, or similar legislation can be taken into account for a Plan Year to the extent such QNECs do not exceed 10 percent of the NHCE’s Annual Compensation.
     QNECs that are taken account under the ACP test must be disregarded for purposes of the ADP test and for purposes of determining the Plan’s representative contribution rate.
     Forfeited Matching Contributions.
     A Matching Contribution that is forfeited because the contribution to which it relates is treated as an Excess 401(k) Contribution, Excess Deferral or Excess Aggregate 401(m) Contribution, and earnings thereon, is not taken into account for purposes of the ACP test.
     Elective Deferrals Used to Satisfy ACP Test.
     Except to the extent necessary to demonstrate satisfaction of the requirement of Regulation section 1.401(m)-2(a)(6)(i), elective deferrals taken into account for the ACP test under Regulation section 1.401(m)-2(a)(6) may not be taken into account for the ADP test.

     Contributions Only Used Once.
     QNECs cannot be taken into account for purposes of the ACP test to the extent they are taken into account for purposes of satisfying any other ACP test, any ADP test, or the requirements of Regulation section 1.401(k)-3, 1.401(m)-3 or 1.401(k)-4.
     Special Testing Rule. If the section 410(b) test is applied by excluding Employees who have not attained the Section 410(a)(1)(A) Minimum Age and Service Requirements, then the Plan must either (1) be disaggregated into two separate plans for ACP testing purposes, one covering Employees who have not attained the Section 410(a)(1)(A) Minimum Age and Service Requirements, and the other covering Employees who have attained the Section 410(a)(1)(A) Minimum Age and Service Requirements, or (2) perform the ACP test by determining the ACP for all eligible HCEs for the applicable Plan Year and the ACP of eligible NHCEs for the applicable Plan Year disregarding all NHCEs who have not attained the Section 410(a)(1)(A) Minimum Age and Service Requirements.
     Compliance with Code and Regulations.
     The ACP test for the Plan will be performed in compliance with the terms of the Plan, section 401(m)(2) of the Code and Regulation section 1.401(m)-2.
     A.2.5 Order of Performance of ADP and ACP Tests. The ADP test shall be performed prior to the ACP test.
PART A.3 Correction Procedures For Erroneous Contributions
     A.3.1 Excess Deferral Fail Safe Provision.
     (a) Excess Deferrals Taking Into Account Only the Plan and Other Plans of Affiliated Employers. For each Plan Year the Committee shall determine if there would be any Excess Deferral made to the Plan and any other plans maintained by Affiliated Employees. If there is such an Excess Deferral by a Member or former Member, the Excess Deferral as adjusted by any earnings or losses, will be distributed to the Member or former Member no later than April 15 following the Member’s or the former Member’s taxable year in which the Excess Deferral was made. The corrective distribution may be made during the taxable year of the Member or former Member in which he makes the Excess Deferral. The Employer may, on behalf of the Member or former Member, designate the corrective distribution as an Excess Deferral. The corrective distribution will be made after the date on which the Plan receives the Elective Deferral and the Plan shall designate the distribution as a distribution of an Excess Deferral. The amount permitted to be distributed to correct an Employee’s Excess Deferral under this Section A.3.1(a) for a taxable year is reduced by any Excess 401(k) Contributions (and allocable income) previously distributed or Excess 401(k) Contributions recharacterized with respect to the Employee for the Plan Year beginning with or within the taxable year.
     (b) Excess Deferrals Taking Into Account Plans Not Maintained by Affiliated Employers. If a Member or former Member has an Excess Deferral for a taxable year as a result of elective deferrals to a plan or plans not maintained by an Affiliated Employer, he may, in accordance with procedures established by the Committee, notify the Employer no later than

March 1 of the calendar year following the taxable year in which the Excess Deferral is made that he elects to have the Excess Deferral attributed to, and distributed from, the Plan. Any such Excess Deferral, as adjusted by any earnings or losses, will be distributed to the Member no later than April 15 following the Member’s taxable year in which the Excess Deferral was made. The corrective distribution may be made during the taxable year of the Member or former Member in which he makes the Excess Deferral. The corrective distribution will be made after the date on which the Plan receives the Elective Deferral and the Plan shall designate the distribution as a distribution of an Excess Deferral. The amount required to be distributed to correct an Employee’s Excess Deferral under this Section A.3.1(b) for a taxable year is reduced by any Excess 401(k) Contributions (and allocable income) previously distributed or Excess 401(k) Contributions recharacterized with respect to the Employee for the Plan Year beginning with or within the taxable year.
     (c) Rules Applicable to All Corrections.
     (1) No Reduction in 401(a)(9) Required Minimum Distributions.
     A distribution of Excess Deferrals (and income) under this Section A.3.1 is not treated as a distribution for purposes of determining whether the Plan meets the minimum distribution requirements of section 401(a)(9) of the Code.
     (2) No Member or Spousal Consent Required.
     A corrective distribution of Excess Deferrals (and income) under Section A.3.1(a) may be made without the consent of the Member or former Member or his Spouse. A corrective distribution of Excess Deferrals (and income) under Section A.3.1(b) may be made without the consent of the Member’s or former Member’s Spouse.
     A.3.2 Actual Deferral Percentage Fail Safe Provision.
     (a) General. As soon as practicable after the close of each Plan Year, the Committee shall determine whether the Actual Deferral Percentage for the Highly Compensated Employees would exceed the limitation set forth in Section A.2.3. If the limitation would be exceeded for a Plan Year, before the close of the following Plan Year (a) the amount of Excess 401(k) Contributions for that Plan Year (and any income allocable to those contributions as calculated in the specific manner required by Section A.3.5) shall be distributed and/or (b) the Employer may make a QNEC which it elects to have treated as a Section 401(k) Contribution. To the extent that any Matching Contribution, and earnings thereon, is attributable to an Excess 401(k) Contribution that will be corrected by distribution the Matching Contribution and earnings thereon will be forfeited.
     (b) Correction of Excess 401(k) Contributions.
     (1) Combination of Correction Methods. If the Plan uses a combination of correction methods, any QNECs made to satisfy the ADP test must be taken into account before application of the correction methods involving distribution of Excess 401(k) Contributions.

     (2) Exclusive Means of Correction. A failure to satisfy the ADP test may not be corrected by using any method other than those specified in both the Plan and Regulation section 1.401(k)-2(b)(1).
     (3) Corrections Through Distribution. If the Plan is correcting an ADP test failure for a Plan Year in whole or in part by distributing Excess 401(k) Contributions, the Plan must apply the following four-step process. First, the Plan must determine the total amount of Excess 401(k) Contributions that must be distributed under the Plan. Second, the Plan must apportion the total amount of Excess 401(k) Contributions among HCES. Third, the Plan must determine the income allocable to Excess 401(k) Contributions. Finally, the Plan must distribute the apportioned Excess 401(k) Contributions and allocable income.
     (4) Calculation of Total Amount of Excess Contributions to be Distributed.
     (A) Calculate the Dollar Amount of Excess Contributions for Each HCE. The amount of Excess 401(k) Contributions attributable to a given HCE for a Plan Year is the amount (if any) by which the HCE’s contributions taken into account as contributions for purposes of the ADP test must be reduced for the HCE’s ADR to equal the highest permitted ADR under the Plan. To calculate the highest permitted ADR under the plan, the ADR of the HCE with the highest ADR is reduced by the amount required to cause that HCE’s ADR to equal the ADR of the HCE with the next highest ADR. If a lesser reduction would enable the arrangement to satisfy the requirements of paragraph (c) below and Regulation section 1.401(k)-2(b)(2)(ii)(c), only this lesser reduction is used in determining the highest permitted ADR.
     (B) Determination of the Total Amount of Excess 401(k) Contributions. The process described in paragraph (A) must be repeated until the Plan would satisfy paragraph (C) below. The sum of all reductions for all HCEs determined under paragraph (A) is the total amount of Excess Contributions for the Plan Year.
     (C) Satisfaction of ADP. The Plan satisfies this paragraph (C) if the Plan would satisfy the ADP test if the ADR of each HCE was determined after the reductions described in paragraph (B).
     (D) Apportionment of Total Amount of Excess 401(k) Contributions Among the HCEs. The following procedures must be used in apportioning the total amount of Excess 401(k) Contributions determined under paragraph (B) among the HCES:
          (I) Calculate the Dollar Amount of Excess Contributions for Each HCE.
          The contributions of the HCE with the highest dollar amount of Section 401(k) Contributions are reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the Section 401(k) Contributions for the HCE with the next highest dollar amount of Section 401(k) Contributions. If a lesser apportionment to the HCE would enable the Plan to apportion the total amount of Excess 401(k) Contributions, only the lesser apportionment would apply. This procedure will be repeated until the total amount of Excess 401(k) Contributions determined under paragraph (B) has been apportioned.

          (II) Limit on Amount Apportioned to Any Individual.
          For purposes of correcting an ADP testing failure by distributing Excess 401(k) Contributions, the amount of Section 401(k) Contributions with respect to an HCE who is an eligible employee in more than one plan of an Employer is determined by taking into account contributions otherwise taken into account with respect to such HCE under any plan of the employer during the Plan Year of the Plan being tested. However, the amount of Excess 401(k) Contributions apportioned for a Plan Year with respect to any HCE must not exceed the amount of contributions actually contributed to the Plan for the HCE for the Plan Year.
     (E) Catch-up Salary Deferral Contributions. Amounts that are treated as Catch-up Salary Deferral Contributions (and earnings thereon) because they exceed the ADP limit must be retained in the Plan. The Plan will not be treated as failing to satisfy the ADP test merely because such Catch-up Salary Deferral Contributions are not distributed or recharacterized.
     (5) Rules Applicable to All Corrections.
     (A) Coordination With Distribution of Excess Deferrals That Reduce Excess 401(k) Contributions.
     The amount of Excess 401(k) Contributions (and allocable income) to be distributed or recharacterized with respect to an HCE for a Plan Year is reduced by any amounts previously distributed to the HCE from the Plan to correct Excess Deferrals for the HCE’s taxable year ending with or within the Plan Year in accordance with section 401(g)(2) of the Code.
     (B) Treatment of Excess 401(k) Contributions That are Catch-up Contributions.
     Excess 401(k) Contributions that are Catch-Up Contributions because they exceed the ADP limit (as described in 1.414(v)-1(b)(1)(iii)) need not be corrected (by distribution or recharacterization or otherwise).
     (C) Compliance With Code and Regulations.
     The correction of Excess 401(k) Contributions will be made in compliance with the terms of the Plan, section 401(k)(3) of the Code and Regulation section 1.401(k)-2.
     (c) Other Rules.
          (1) No Employee or Spousal Consent Required. Notwithstanding any other provision of the Plan, no consent of the Employee or his Spouse and no notice is required to make corrective distributions of excess contributions.
          (2) Still Count the Contributions for Some Purposes. Excess 401(k) Contributions are treated as Employer Contributions for purposes of sections 404 and 415 of the Code even if they are distributed.
          (3) No Reduction of Section 401(a)(9) Required Minimum Distribution. A distribution of Excess 401(k) Contributions (and income allocable thereto) is not treated as a distribution for purposes of determining whether the Plan satisfies the minimum distribution requirements of section 401(a)(9) of the Code.
     (4) Partial Distributions. Any distribution of less than the entire amount of Excess 401(k) Contributions (and allocable income) with respect to any HCE is treated as a pro rata distribution of excess contributions and allocable income.
     (d) Failure to Correct Excess 401(k) Contributions. Failure to correct Excess 401(k) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan’s cash or deferred arrangement to be disqualified for the Plan Year for which the Excess 401(k) Contributions were made and for all subsequent years during which they remain in the Trust. Also, the Employer will be liable for a ten percent excise tax on the amount of Excess 401(k) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.
     A.3.3 Contribution Percentage Fail Safe Provision.
     (a) General. If the limitation set forth in Section A.2.4 would be exceeded for any Plan Year any one or more of the following corrective action shall be taken before the close of the following Plan Year as determined by the Committee in its sole discretion: (a) the amount of the Excess Aggregate 401(m) Contributions for that Plan Year (and any income allocable to those Contributions as calculated in the manner set forth in Section A.3.5) shall be distributed and/or (b) the Employer may make a QNEC which it elects to have treated as a Section 401(m) Contribution. However a QNEC shall not be taken into account for purposes of the test set forth in section 401(m) of the Code and Section A.2.4 for such Plan Year unless it is made and allocated by the close of such Plan Year.
     (b) Correction of Excess Aggregate Contributions.
     (1) Combination of Correction Methods. If the Plan uses a combination of correction methods, any QNECs made to satisfy the ACP test must be taken into account before application of the correction methods involving distribution of Excess Aggregate Contributions.
     (2) Exclusive Means of Correction. A failure to satisfy the ACP test may not be corrected by using any other method other than those specified in both the Plan and 1.401(m)-2(b)(1).
     (3) Corrections Through Distribution. If the Plan is correcting an ACP test failure for a Plan Year by distributing Excess Aggregate Contributions, the Plan must apply the following four-step process. First, the Plan must determine the total amount of Excess Aggregate Contributions that must be distributed under the Plan. Second, the Plan must apportion the total amount of Excess Aggregate Contributions among HCES. Third, the Plan must determine the income allocable to Excess Aggregate Contributions. Finally, the Plan must distribute the apportioned Excess Aggregate Contributions and allocable income. To the extent that an ACP test failure is corrected by distributing Excess Aggregate Contributions, after-tax contributions and earnings allocable thereto (rather than Matching Contributions and earnings allocable thereto) will be distributed first.

     (4) Calculation of Total Amount of Excess Aggregate Contributions to be Distributed
     (A) Calculate the Dollar Amount of Excess Aggregate Contributions for Each HCE. The amount of excess aggregate contributions attributable to a given HCE for a plan year is the amount (if any) by which the HCE’s contributions taken into account as contributions for purposes of the ACP test must be reduced for the HCE’s ACR to equal the highest permitted ACR under the plan. To calculate the highest permitted ACR under the plan, the ACR of the HCE with the highest ACR is reduced by the amount required to cause that HCE’s ACR to equal the ACR of the HCE with the next highest ACR. If a lesser reduction would enable the arrangement to satisfy the requirements of paragraph (C) below and Regulation section 1.401(m)-2(b)(2)(ii)(C), only this lesser reduction is used in determining the highest permitted ACR.
     (B) Determination of the Total Amount of Excess Aggregate Contributions. The process described in paragraph (a) must be repeated until the plan would satisfy paragraph (C) below. The sum of all reductions for all HCEs determined under paragraph (A) is the total amount of excess aggregate contributions for the year.
     (C) Satisfaction of ACP. The Plan satisfies this paragraph (C) if the Plan would satisfy the ACP test if the ACR of each HCE was determined after the reductions described in paragraph (B).
     (D) Apportionment of Total Amount of Excess Aggregate Contributions Among the HCEs. The following procedures must be used in apportioning the total amount of excess aggregate contributions determined under paragraph (B) among the HCES:
          (I) Calculate the Dollar Amount of Excess Aggregate Contributions for Each HCE.
          The contributions of the HCE with the highest dollar amount of contributions taken into account under this Section are reduced by the amount required to cause that HCE’s contributions to equal the dollar amount of the contributions taken into account under this Section for the HCE with the next highest dollar amount of contributions taken into account under this Section. If a lesser apportionment to the HCE would enable the Plan to apportion the total amount of excess aggregate contributions, only the lesser apportionment would apply. This procedure will be repeated until the total amount of Excess Aggregate Contributions determined under paragraph (B) has been apportioned.
          (II) Limit on Amount Apportioned to Any Individual.
          For purposes of correcting an ACP testing failure by distributing Excess Aggregate Contributions, the amount of contributions taken into account with respect to an HCE who is an eligible employee in more than one plan of an Employer is determined by taking into account contributions otherwise taken into account with respect to such HCE under any plan of the Employer during the plan year of the plan being tested. However, the amount of Excess Aggregate Contributions apportioned for a plan year with respect to any HCE must not exceed the amount of contributions actually contributed to the plan for the HCE for the plan year.

     (c) Rules Applicable to All Corrections.
     Forfeiture of Match or Distributed Excess Aggregate Contributions.
     A Matching Contribution made with respect to on an after-tax contribution that is an Excess Aggregate Contribution, and earnings thereon, will be forfeited. A Matching Contribution made with respect to an Excess Deferral and earnings thereon will be forfeited. A Matching Contribution made with respect to an Excess 401(k) Contribution and earnings thereon will be forfeited. All such forfeited Matching Contributions are not taken into account for purposes of the ACP test.
     Compliance With Code and Regulations.
     The correction of Excess Aggregate Contributions will be made in compliance with the terms of the Plan, section 401(m)(2) of the Code and Regulation section 1.401(m)-2.
     (d) Other Rules.
          (1) No Employee or Spousal Consent Required. Notwithstanding any other provision of the Plan, no consent of the Employee or his Spouse and no notice is required to make corrective distributions of Excess Aggregate Contributions.
          (2) Contributions Still Counted for Some Purposes. Excess Aggregate Contributions are treated as employer contributions for purposes of sections 404 and 415 of the Code even if they are distributed.
          (3) No Reduction of Section 401(a)(9) Required Minimum Distribution. A distribution of Excess Aggregate Contributions (and income) is not treated as a distribution for purposes of determining whether the Plan satisfies the minimum distribution requirements of section 401(a)(9) of the Code.
          (4) Partial Distributions. Any distribution of less than the entire amount of Excess Aggregate Contributions (and allocable income) with respect to any HCE is treated as a pro rata distribution of Excess Aggregate Contributions and allocable income.
     (e) Failure to Correct Excess Aggregate 401(m) Contributions.
          Failure to correct Excess Aggregate 401(m) Contributions by the close of the Plan Year following the Plan Year for which they were made will cause the Plan to fail to be qualified for the Plan Year for which the Excess Aggregate 401(m) Contributions were made and for all subsequent years during which they remain in the Trust. Also, the Employer will be liable for a ten percent excise tax on the amount of Excess Aggregate 401(m) Contributions unless they are corrected within 2 1/2 months after the close of the Plan Year for which they were made.
     A.3.4 Income Allocable to Excess Deferrals. The income allocable to the Excess Deferrals for the taxable year of the Member shall be determined by multiplying the income for the taxable year of the Member allocable to Salary Deferral Contributions by a fraction. The numerator of the fraction is the amount of the Excess Deferrals made on behalf of the Member for the taxable year. The denominator of the fraction is the Member’s total Salary Deferral Account balance as of the beginning of the taxable year plus the Member’s Salary Deferral Contributions for the taxable year.
     A.3.5 Income Allocable to Excess 401(k) Contributions and Excess Aggregate 401(m) Contributions. The income allocable to Excess 401(k) Contributions for the Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(k) Contributions by a fraction. The numerator of the fraction shall be the amount of Excess 401(k) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction shall be the Member’s total Account balance attributable to Section 401(k) Contributions as of the beginning of the Plan Year plus the Member’s Section 401(k) Contributions for the Plan Year. The income allocable to Excess 401(k) Contributions for the period after the close of the Plan Year until the corrective distribution is made is an amount equal to ten percent (10%) of the income allocable to Excess 401(k) Contributions for the Plan Year (computed in the manner specified above), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month. Effective for Plan Years commencing after December 31, 2007, there shall be no income allocable to Excess 401(k) Contributions for the period after the close of the Plan Year for purposes of this Section A.3.5. The income allocable to Excess Aggregate 401(m) Contributions for a Plan Year shall be determined by multiplying the income for the Plan Year allocable to Section 401(m) Contributions by a fraction. The numerator of the fraction shall be the amount of Excess Aggregate 401(m) Contributions made on behalf of the Member for the Plan Year. The denominator of the fraction shall be the Member’s total Account balance attributable to Section 401(m) Contributions as of the beginning of the Plan Year plus the Member’s Section 401(m) Contributions for the Plan Year. The income allocable to Excess Aggregate 401(m) Contributions for the period after the close of the Plan Year until the corrective distribution is made is an amount equal to ten percent (10%) of the income allocable to Excess Aggregate 401(m) Contributions for the Plan Year (computed in the manner specified above), multiplied by the number of calendar months that have elapsed since the end of the Plan Year. For purposes of calculating the number of calendar months that have elapsed, a corrective distribution that is made on or before the fifteenth day of a month is treated as made on the last day of the preceding month and a distribution made after the fifteenth day of a month is treated as made on the last day of the month. Effective for Plan Years commencing after December 31, 2007, there shall be no income allocable to Excess Aggregate 401(m) Contributions for the period after the close of the Plan Year solely for purposes of this Section A.3.5.
PART A.4 Limitation on Allocations
     A.4.1 Basic Limitation on Allocations. The Annual Additions which may be credited to a Member’s Accounts under the Plan for any Limitation Year will not exceed the Maximum Permissible Amount reduced by the Annual Additions credited to a Member’s Account for the same Limitation Year under any other qualified defined contribution plans maintained by any Affiliated Employer. If the Annual Additions with respect to the Member under such other qualified defined contribution plans are less than the Maximum Permissible Amount and the

Employer Contribution that would otherwise be contributed or allocated to the Member’s Accounts under the Plan would cause the Annual Additions for the Limitation Year to exceed this limitation, the amount contributed or allocated under the Plan will be reduced so that the Annual Additions under all qualified defined contribution plans maintained by any Affiliated Employer for the Limitation Year will equal the Maximum Permissible Amount. If the Annual Additions with respect to the Member under such other qualified defined contribution plans maintained by any Affiliated Employer in the aggregate are equal to or greater than the Maximum Permissible Amount, no amount will be contributed or allocated to the Member’s Account under the Plan for the Limitation Year.
     A.4.2 Estimation of Maximum Permissible Amount. Prior to determining the Member’s actual Annual Compensation for the Limitation Year, the Employer may determine the Maximum Permissible Amount on the basis of a reasonable estimation of the Member’s Annual Compensation for such Limitation Year, uniformly determined for all Members similarly situated. As soon as is administratively feasible after the end of the Limitation Year, the Maximum Permissible Amount for the Limitation Year shall be determined on the basis of the Member’s actual Annual Compensation for such Limitation Year.
     A.4.3 Attribution of Excess Amounts. If a Member’s Annual Additions under the Plan and all other qualified defined contribution plans maintained by any Affiliated Employer result in an Excess Amount, the total Excess Amount shall be attributed to the Plan.
     A.4.4 Treatment of Excess Amounts. If an Excess Amount attributed to the Plan is held or contributed as a result of or because of (i) the allocation of forfeitures, (ii) reasonable error in estimating a Member’s Considered Compensation, (iii) reasonable error in calculating the maximum Salary Deferral Contribution that may be made with respect to a Member under section 415 of the Code or (iv) any other facts and circumstances which the Commissioner of Internal Revenue finds to be justified, the Excess Amount shall be reduced as follows:
     (a) First, the Excess Amount shall be reduced to the extent necessary by distributing to the Member all Salary Deferral Contributions together with their earnings. These distributed amounts are disregarded for purposes of the testing and limitations contained in this Appendix A.
     (b) Second, if the Member is still employed by the Employer at the end of the Limitation Year, then such Excess Amounts shall not be distributed to the Member, but shall be reallocated to a suspense account and shall be reapplied to reduce future Employer Contributions (including any allocation of forfeitures) under the Plan for such Member in the next Limitation Year, and for each succeeding Limitation Year, if necessary.
     (c) If, after application of paragraph (b) of this Section, an Excess Amount still exists, and the Member is not still employed by the Employer at the end of the Limitation Year, then such Excess Amounts in the Member’s Accounts shall not be distributed to the Member, but shall be reallocated to a suspense account and shall be reapplied to reduce future Employer Contributions (including allocation of any forfeitures), for all remaining Members in the next Limitation Year and each succeeding Limitation Year if necessary.
     (d) If a suspense account is in existence at any time during the Limitation Year pursuant to this Section, it will not participate in the allocation of the Trust Fund’s investment gains and losses. If a suspense account is in existence at any time during a particular Limitation Year, all amounts in the suspense account must be allocated and reallocated to Members’ Accounts before any Employer Contribution may be made to the Plan for that Limitation Year. Excess Amounts may not be distributed to Members or former Members. If the Plan is terminated while a suspense account described in this Section is in existence, the amount in such suspense account shall revert to the Employer(s) to which it is attributable.

APPENDIX B
TOP-HEAVY REQUIREMENTS
PART B.1 Definitions
     Definitions. As used herein, the following words and phrases have the meaning attributed to them below:
     (a) “Aggregate Accounts” means the total of all account balances.
     (b) “Aggregation Group” means (a) each section 401(a) plan of the Employer or any Affiliated Employer in which a Key Employee is a participant and (b) each other plan of the Employer or any Affiliated Employer which enables any plan in (a) to meet the requirements of either section 401(a)(4) or 410 of the Code. Any Employer may treat a plan not required to be included in the Aggregation Group as being a part of the group if the group would continue to meet the requirements of section 401(a)(4) and 410 of the Code with that plan being taken into account.
     (c) “Determination Date” means for a given Plan Year the last day of the preceding Plan Year or in the case of the first Plan Year the last day of that Plan Year.
     (d) “Key Employee” means an Employee or former Employee (including a deceased Employee) who at any time during the Plan Year is (a) an officer of any Affiliated Employer having Annual Compensation greater than $130,000.00 (as adjusted by the Secretary of Treasury from time to time for increases in the cost of living), (b) a Five Percent Owner of any Affiliated Employer, treated separately, or (c) a One Percent Owner of any Affiliated Employer, treated separately, having Annual Compensation greater than $150,000.00. For this purpose no more than fifty (50) employees or, if lesser, the greater of three (3) employees or ten percent (10%) of the employees shall be treated as officers.
     For purposes of determining the number of officers taken into account, the following employees shall be excluded: (1) employees who have not completed six (6) months of Vesting Service, (2) employees who normally work less than seventeen and one-half (17-1/2) hours per week, (3) employees who normally work not more than six (6) months during any year, (4) employees who have not attained the age of twenty-one (21), and (5) except to the extent provided in Regulations, employees who are included in a unit of employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between employee representatives and an Affiliated Employer. Section 416(i) of the Code shall be used to determine percentage of ownership.
     The determination of who is a Key Employee will be made in accordance with section 416(i) of the Code and applicable Regulations.
     (e) “Non-Key Employee” means any Employee who is not a Key Employee.
     (f) “One Percent Owner” means a person who is a one percent owner as defined in section 416(i) of the Code.

     (g) “Top-Heavy Plan” means any plan which has been determined to be top-heavy under the test described in Appendix B of the Plan.
PART B.1.2  Application
     (a) Application. The requirements described in this Appendix B shall apply to each Plan Year that the Plan is determined to be a Top-Heavy Plan.
     (b) Top-Heavy Test. If on the Determination Date the Aggregate Accounts of Key Employees in the Plan exceed 60 percent of the Aggregate Accounts of all Employees in the Plan, the Plan shall be a Top-Heavy Plan for that Plan Year. In addition, if the Plan is required to be included in an Aggregation Group and that group is a top-heavy group, the Plan shall be treated as a Top-Heavy Plan. An Aggregation Group is a top-heavy group if on the Determination Date the sum of (a) the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans in the Aggregation Group which contains the Plan, plus (b) the total of all of the accounts of Key Employees under all defined contribution plans included in the Aggregation Group (which contains the Plan) is more than 60 percent of a similar sum determined for all employees covered in the Aggregation Group which contains the Plan.
     In applying the above tests, the following rules shall apply:
     (a) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan after his Separation From Service and during the one-year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been included in the Aggregation Group that includes the Plan);
     (b) in determining the present value of the accumulated accrued benefits for any Employee or the amount in the account of any Employee, the value or amount shall be increased by all distributions made to or for the benefit of the Employee under the Plan prior to his Separation From Service and during the five-year period ending on the Determination Date (including distributions under a terminated plan which, had it not been terminated, would have been included in the Aggregation Group that includes the Plan);
     (c) all rollover contributions made by the Employee to the Plan shall not be considered by the Plan for either test;
     (d) all Catch-up Salary Deferral Contributions for a current Plan Year shall not be considered, but Catch-up Salary Deferral Contributions for prior Plan Years must be taken into account;
     (e) if an Employee is a Non-Key Employee under the Plan for the Plan Year but was a Key Employee under the Plan for a prior Plan Year, his Account shall not be considered; and

     (f) notwithstanding any other provision of the Plan, the present value of the cumulative accrued benefits, and account balances under the Plan and all plans included in the Aggregation Group that includes the Plan shall not be taken into account in determining the top-heavy ratio for any Employee who has not performed services for the Affiliated Employer during the last one-year period ending upon the Determination Date.
     (c) Vesting Restrictions if Plan Becomes Top-Heavy. If a Member has at least one Hour of Service during a Plan Year when the Plan is a Top-Heavy Plan, he shall either vest under each of the normal vesting provisions of the Plan or under the following vesting schedule, whichever is more favorable:

Vested Percentage of Amount
In Accounts Containing
Completed Years of Service	Employer Contributions
Less than two years	0
Two years but less than three years	20
Three years but less than four years	40
Four years but less than five years	60
Five years but less than six years	80
Six years or more	100
If the Plan ceases to be a Top-Heavy Plan, this requirement shall no longer apply. After that date, the normal vesting provisions of the Plan shall be applicable to all subsequent Contributions by the Employer.
     For purposes of this Section B.1.2 years of service for vesting purposes shall be determined under the rules of section 411(a) of the Code except that years of service for vesting purposes for any Plan Year for which the Plan was not top-heavy shall be disregarded.
     (d) Minimum Contributions if Plan Becomes Top-Heavy. If the Plan is a Top-Heavy Plan and the normal allocation of the Employer Contributions (including Matching Contributions) and forfeitures is less than three percent of any Non-Key Employee Member’s Annual Compensation, the Committee, without regard to the normal allocation procedures, shall allocate the Employer Contribution and the forfeitures among the Members who are Non-Key Employees in proportion to each such Member’s Annual Compensation until each Non-Key Employee Member has had an amount equal to three percent of his Annual Compensation allocated to his Account. At that time, any more Employer Contributions or forfeitures shall be allocated under the normal allocation procedures described earlier in the Plan. Amounts that may be treated as Section 401(k) Contributions made on behalf of Non-Key Employees may not be included in determining the minimum contribution required under this Section to the extent that they are treated as Section 401(k) Contributions for purposes of the Actual Deferral Percentage test.

     In applying this restriction, the following rules shall apply:
     (a) Each Employee who is eligible for participation (without regard to whether he has made mandatory contributions, if any are required, or whether his compensation is less than a stated amount) shall be entitled to receive an allocation under this Section; and
     (b) All defined contribution plans required to be included in the Aggregation Group shall be treated as one plan for purposes of meeting the three percent maximum; this required aggregation shall not apply if the Plan is also required to be included in an Aggregation Group which includes a defined benefit plan and the Plan enables that defined benefit plan to meet the requirements of sections 401(a)(4) or 410 of the Code.
     (c) Catch-up Salary Deferral Contributions shall be disregarded.
     (d) Matching contributions that are used to satisfy the minimum contribution requirements of this Section B.1.2 shall be treated as matching contributions for purposes of the actual contribution percentage test and the other requirements of section 401(m) of the Code.
     (e) Disregard of Government Programs. If the Plan is a Top-Heavy Plan, it must meet the vesting and benefit requirements described in this Article without taking into account contributions or benefits under Chapter 2 of the Code (relating to the tax on self-employment income), Chapter 21 of the Code (relating to the Federal Insurance Contributions Act), Title II of the Social Security Act, or any other Federal or State law.

APPENDIX C
ADMINISTRATION OF THE PLAN
     C.1 Appointment, Term, Resignation, and Removal. The Board shall appoint a Committee of not less than two persons, the members of which shall serve until their resignation, death, or removal. The Sponsor shall notify the Trustee in writing of its composition from time to time. Any member of the Committee may resign at any time by giving written notice of such resignation to the Sponsor. Any member of the Committee may be removed by the Board, with or without cause. Vacancies in the Committee arising by resignation, death, removal, or otherwise shall be filled by such persons as may be appointed by the Board.
     C.2 Powers. The Committee shall have exclusive responsibility for the administration of the Plan, according to the terms and provisions of this document, and shall have all powers necessary to accomplish such purposes, including, but not by way of limitation, the right, power, and authority:
     (a) to make rules and regulations for the administration of the Plan which are not inconsistent with the terms and provisions thereof, provided such rules and regulations are evidenced in writing;
     (b) to construe all terms, provisions, conditions, and limitations of the Plan; and its construction thereof made in good faith and without discrimination in favor of or against any Member or former Member shall be final and conclusive on all parties at interest;
     (c) to correct any defect, supply any omission, or reconcile any inconsistency which may appear in the Plan in such manner and to such extent as it shall deem expedient to carry the Plan into effect for the greatest benefit of all parties at interest, and its judgment in such matters shall be final and conclusive as to all parties at interest;
     (d) to select, employ, and compensate from time to time such consultants, actuaries, accountants, attorneys, and other agents and employees as the Committee may deem necessary or advisable for the proper and efficient administration of the Plan, and any agent, firm, or employee so selected by the Committee may be a disqualified person, but only if the requirements of section 4975(d) of the Code have been met;
     (e) to resolve all questions relating to the eligibility of Employees to become Members, and to determine the periods of Eligibility Service and Vesting Service and the amount of Considered Compensation upon which the benefits of each Member shall be calculated;
     (f) to resolve all controversies relating to the administration of the Plan, including but not limited to (1) differences of opinion arising between the Employer and a Member or former Member, and (2) any questions it deems advisable to determine in order to promote the uniform and nondiscriminatory administration of the Plan for the benefit of all parties at interest;

     (g) to direct and instruct or to appoint an investment manager or managers which would have the power to direct and instruct the Trustee in all matters relating to the preservation, investment, reinvestment, management, and disposition of the Trust; provided, however, that the Committee shall have no authority that would prevent the Trustee from being an “agent independent of the issuer,” as that term is defined in Rule 10b-18 promulgated under the Securities Exchange Act of 1934, at any time that the Trustee’s failure to maintain such status would result in the Sponsor or any other person engaging in a “manipulative or deceptive device or contrivance” under the provisions of Rule 10b-6 of such Act;
     (h) to direct and instruct the Trustee in all matters relating to the payment of Plan benefits and to determine a Member’s or former Member’s entitlement to a benefit should he appeal a denial of his claim for a benefit or any portion thereof; and
     (i) to delegate such of its clerical and recordation duties under the Plan as it may deem necessary or advisable for the proper and efficient administration of the Plan.
     C.3 Organization. The Committee shall select from among its members a chairman, who shall preside at all of its meetings, and shall select a secretary, without regard as to whether that person is a member of the Committee, who shall keep all records, documents, and data pertaining to its supervision of the administration of the Plan.
     C.4 Quorum and Majority Action. A majority of the members of the Committee shall constitute a quorum for the transaction of business, and the vote of a majority of the members present at any meeting will decide any question brought before that meeting. In addition, the Committee may decide any question by a vote, taken without a meeting, of a majority of its members.
     C.5 Signatures. The chairman, the secretary, and any one or more of the members of the Committee to which the Committee has delegated the power, shall each, severally, have the power to execute any document on behalf of the Committee, and to execute any certificate or other written evidence of the action of the Committee. The Trustee, after being notified of any such delegation of power in writing, shall thereafter accept and may rely upon any document executed by such member or members as representing the action of the Committee until the Committee files with the Trustee a written revocation of that delegation of power.
     C.6 Disqualification of Committee Members. A member of the Committee who is also a Member of the Plan shall not vote or act upon any matter relating solely to himself, unless he is the sole member of the Committee.
     C.7 Disclosure to Members. The Committee shall make available to each Member, former Member, and Beneficiary for his examination such records, documents, and other data as are required under ERISA, but only at reasonable times during business hours. No Member, former Member, or Beneficiary shall have the right to examine any data or records reflecting the compensation paid to any other Member, former Member, or Beneficiary, and the Committee shall not be required to make any data or records available other than those required by ERISA.

     C.8 Standard of Performance. The Committee and each of its members shall use the care, skill, prudence, and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in conducting his business as the administrator of the Plan; shall, when exercising its power to direct investments, diversify the investments of the Plan so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so; and shall otherwise act in accordance with the provisions of the Plan and ERISA.
     C.9 Liability of Committee and Liability Insurance. No member of the Committee shall be liable for any act or omission of any other member of the Committee, the Trustee, any investment manager, or any Member who directs the investment of his Account or other agent appointed by the Committee except to the extent required by the terms of ERISA, and any other applicable state or federal law, which liability cannot be waived. No member of the Committee shall be liable for any act or omission on his own part except to the extent required by the terms of ERISA, and any other applicable state or federal law, which liability cannot be waived. In this connection, each provision hereof is severable and if any provision is found to be void as against public policy, it shall not affect the validity of any other provision hereof.
     Further, it is specifically provided that the Trustee may, at the direction of the Committee, purchase out of the Trust assets hereof insurance for the members of the Committee and any other fiduciaries appointed by the Committee, and for the Trust itself to cover liability or losses occurring by reason of the act or omission of any one or more of the members of the Committee or any other fiduciary appointed by them under the Plan, provided such insurance permits recourse by the insurer against the members of the Committee or the other fiduciaries concerned in the case of a breach of a fiduciary obligation by one or more members of the Committee or other fiduciary covered thereby.
     C.10 Bonding. No member of the Committee shall be required to give bond for the performance of his duties hereunder unless required by a law which cannot be waived.
     C.11 Compensation. The Committee shall serve without compensation for their services, but shall be reimbursed by the Employers for all expenses properly and actually incurred in the performance of their duties under the Plan unless the Employers elect to have such expenses paid out of the Trust assets.
     C.12 Persons Serving in Dual Fiduciary Roles. Any person, group of persons, corporations, firm, or other entity may serve in more than one fiduciary capacity with respect to the Plan, including the ability to serve both as a successor trustee and as a member of the Committee.
     C.13 Administrator. For all purposes of ERISA, the administrator of the Plan within the meaning of ERISA shall be the Sponsor. The Sponsor shall have final responsibility for compliance with all reporting and disclosure requirements imposed with respect to the Plan under any federal or state law, or any regulations promulgated thereunder.
     C.14 Named Fiduciary. The members of the Committee shall be the “named fiduciary” for purposes of section 402(a)(1) of ERISA, and as such shall have the authority to control and manage the operation and administration of the Plan, except to the extent such authority and control is allocated or delegated to other parties pursuant to the terms of the Plan.
     C.15 Standard of Judicial Review of Committee Actions. The Committee has full and absolute discretion in the exercise of each and every aspect of its authority under the Plan, including without limitation, the authority to determine any person’s right to benefits under the Plan, the correct amount and form of any such benefits; the authority to decide any appeal; the authority to review and correct the actions of any prior administrative committee; and all of the rights, powers, and authorities specified in this Appendix and elsewhere in the Plan. Notwithstanding any provision of law or any explicit or implicit provision of this document or any action taken, or ruling or decision made by the Committee in the exercise of any of its powers and authorities under the Plan, these will be final and conclusive as to all parties other than the Sponsor or Trustee, including without limitation all Members, former Members, and Beneficiaries, regardless of whether the Committee or one or more members thereof may have an actual or potential conflict of interest with respect to the subject matter of such action, ruling, or decision. No such final action, ruling, or decision of the Committee will be subject to de novo review in any judicial proceeding; and no such final action, ruling, or decision of the Committee may be set aside unless it is held to have been arbitrary and capricious by a final judgment of a court having jurisdiction with respect to the issue.
     C.16 Indemnification of Committee by the Sponsor. The Sponsor shall indemnify and hold harmless the Committee, the Committee members, and any persons to whom the Committee has allocated or delegated its responsibilities in accordance with the provisions hereof, as well as any other fiduciary who is also an officer, director, or Employee of an Employer, and hold each of them harmless from and against all claims, loss, damages, expense, and liability arising from their responsibilities in connection with the administration of the Plan which is not otherwise paid or reimbursed by insurance, unless the same shall result from their own willful misconduct.

APPENDIX D
FUNDING
     D.1 Benefits Provided Solely by Trust. All benefits payable under the Plan shall be paid or provided for solely from the Trust, and the Employer assumes no liability or responsibility therefor.
     D.2 Funding of Plan. The Plan shall be funded by one or more separate Trusts. If more than one Trust is used, each Trust shall be designated by the name of the Plan followed by a number assigned by the Committee at the time the Trust is established.
     D.3 Incorporation of Trust. Each Trust is a part of the Plan. All rights or benefits which accrue to a person under the Plan shall be subject also to the terms of the agreements creating the Trust or Trusts and any amendments to them which are not in direct conflict with the Plan.
     D.4 Authority of Trustee. Each Trustee shall have full title and legal ownership of the assets in the separate Trust which, from time to time, is in his separate possession. No other Trustee shall have joint title to or joint legal ownership of any asset in one of the other Trusts held by another Trustee. Each Trustee shall be governed separately by the trust agreement entered into between the Employer and that Trustee and the terms of the Plan without regard to any other agreement entered into between any other Trustee and the Employer as a part of the Plan.
     D.5 Allocation of Responsibility. To the fullest extent permitted under section 405 of ERISA, the agreements entered into between the Employer and each of the Trustees shall be interpreted to allocate to each Trustee its specific responsibilities, obligations and duties so as to relieve all other Trustees from liability either through the agreement, Plan or ERISA, for any act of any other Trustee which results in a loss to the Plan because of his act or failure to act.
     D.6 Trustee’s Fees and Expenses. The Trustee shall receive for its services as Trustee hereunder the compensation which from time to time may be agreed upon by the Sponsor and the Trustee. All of such compensation, together with the expenses incurred by the Trustee in connection with the administration of this Trust, including fees for legal services rendered to the Trustee, all other charges and disbursements of the Trustee, and all other expenses of the Plan shall be charged to and deducted from the Trust assets, unless the Sponsor elects in writing to have any part or all of such compensation, expenses, charges, and disbursements paid directly by the Sponsor. The Trustee shall deduct from and charge against the Trust assets any and all taxes paid by it which may be levied or assessed upon or in respect of the Trust hereunder or the income thereof, and shall equitably allocate the same among the several Members and former Members.

D-1